                                                                   EXHIBIT 10.36

                                                                  EXECUTION COPY




                                  $100,000,000

                                CREDIT AGREEMENT


                            Dated as of July 31, 1998

                                      among

                      MEDCATH INTERMEDIATE HOLDINGS, INC.,
                                  as Borrower,

                               THE INITIAL LENDERS
                            AND INITIAL ISSUING BANK
                                  NAMED HEREIN,
                  as Initial Lenders and Initial Issuing Bank,

                                       and

                                NATIONSBANK, N.A.
                  as Administrative Agent and Collateral Agent,

                                       and

                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                      as Arranger and as Syndication Agent

                                TABLE OF CONTENTS



                                                                                       PAGE
                                                                                       ----
ARTICLE I  DEFINITIONS

         Section 1.01.  Certain Defined Terms.............................................1
         Section 1.02.  Computation of Time Periods......................................26
         Section 1.03.  Accounting Terms.................................................26

ARTICLE II  AMOUNTS AND TERMS OF THE  ADVANCES AND LETTERS OF CREDIT

         Section 2.01.  The Advances.....................................................26
         Section 2.02.  Making the Advances..............................................27
         Section 2.03.  Issuance of and Drawings and Reimbursement Under Letters of
                              Credit.....................................................29
         Section 2.04.  Repayment of Advances............................................31
         Section 2.05.  Termination or Reduction of the Commitments......................32
         SECTION 2.06.  Prepayments......................................................33
         SECTION 2.07.  Interest.........................................................34
         SECTION 2.08.  Fees. 35
         SECTION 2.09.  Conversion of Advances...........................................35
         SECTION 2.10.  Increased Costs, Etc.............................................37
         SECTION 2.11.  Payments and Computations........................................39
         SECTION 2.12.  Taxes............................................................40
         SECTION 2.13.  Sharing of Payments. Etc.........................................42
         SECTION 2.14.  Use of Proceeds..................................................43
         SECTION 2.15.  Defaulting Lenders...............................................43

ARTICLE III  CONDITIONS PRECEDENT

         SECTION 3.01.  Conditions of Initial Credit Extensions..........................46
         SECTION 3.02.  Conditions Precedent to Each Borrowing and Issuance..............50
         SECTION 3.03.  Determinations Under Section 3.01................................50

ARTICLE IV  REPRESENTATIONS AND WARRANTIES

         SECTION 4.01.  Representations and Warranties of the Borrower...................50

ARTICLE V  COVENANTS OF THE BORROWER

         SECTION 5.01.  Affirmative Covenants............................................55
         SECTION 5.02.  Negative Covenants...............................................58
         SECTION 5.03   Reporting Requirements...........................................66
         SECTION 5.04.  Financial Covenants..............................................69



                                       i
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
ARTICLE VI  EVENTS OF DEFAULT

         SECTION 6.01.  Events of Default................................................71
         SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default.........74

ARTICLE VII  THE AGENTS

         SECTION 7.01.  Authorization and Action.........................................74
         SECTION 7.02.  Administrative Agent's Reliance. Etc.............................75
         SECTION 7.03.  NationsBank, NMS and Affiliates..................................76
         SECTION 7.04. Lender Party Credit Decision......................................76
         SECTION 7.05.  Indemnification..................................................76
         SECTION 7.06.  Successor Administrative Agent...................................78

ARTICLE VIII  MISCELLANEOUS

         SECTION 8.01.  Amendments, Etc..................................................79
         SECTION 8.02.  Notices, Etc.....................................................79
         SECTION 8.03.  No Waiver; Remedies..............................................80
         SECTION 8.04.  Costs, Expenses..................................................80
         SECTION 8.05.  Right of Set-off.................................................81
         SECTION 8.06.  Binding Effect...................................................82
         SECTION 8.07.  Assignments and Participations...................................82
         SECTION 8.08.  Replacements of Lenders Under Certain Circumstances..............85
         SECTION 8.09.  Execution in Counterparts........................................85
         SECTION 8.10.  No Liability of the Issuing Bank.................................85
         SECTION 8.11.  Confidentiality..................................................86
         SECTION 8.12.  Jurisdiction, Etc................................................86
         SECTION 8.13.  Governing Law....................................................87
         SECTION 8.14.  Waiver of Jury Trial.............................................88



                                    SCHEDULES

Schedule I        Commitments and Applicable Lending Offices
Schedule 2.01(b)  Existing Letters of Credit
Schedule 3.01(c)  Surviving Debt
Schedule 4.01(b)  Subsidiaries
Schedule 4.01(d)  Approvals
Schedule 5.02(a)  Liens
Schedule 5.02(b)  Intercompany Debt
Schedule 5.02(e)  Investments


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


                                    EXHIBITS

Exhibit A         Form of Working Capital Note
Exhibit B         Form of Notice of Borrowing
Exhibit C         Form of Assignment and Acceptance
Exhibit D         Form of Notice of Conversion
Exhibit E         Form of Pledge Agreement
Exhibit F         Form of Guaranty
Exhibit G-1       Form of Legal Opinion of Moore & Van Allen
Exhibit G-2       Form of Legal Opinion of Simpson, Thacher & Bartlett
Exhibit G-3       Form of Legal Opinion of Mariscal, Weeks, McIntyre &
                  Friedlander, P.A.
Exhibit H         Form of Solvency Certificate

                                CREDIT AGREEMENT

                  CREDIT AGREEMENT, dated as of July 31, 1998, among Medcath Intermediate Holdings, Inc., a Delaware corporation (the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Initial Lenders", and, individually, an "Initial Lender"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "Initial Issuing Bank"), NationsBank, N.A. ("NationsBank"), as administrative and collateral agent (together with any successor administrative and collateral agent appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties (as hereinafter defined), and NationsBanc Montgomery Securities LLC ("NMS"), as arranger and syndication agent (the "Syndication Agent"; together with the Administrative Agent, the "Agents") for the Lender Parties.

PRELIMINARY STATEMENTS:

                  (1) Kohlberg Kravis Roberts & Co., L.P. and/or its Affiliates (as hereinafter defined) (collectively, "KKR") and WCAS organized MedCath Holdings, Inc., a newly created single purpose Delaware corporation (the "Parent") that, in turn, organized the Borrower and MCTH Acquisition, Inc. ("MCTH"), a North Carolina corporation, the latter to be merged with and into Medcath Incorporated, a North Carolina corporation.

                  (2) Pursuant to the Agreement and Plan of Merger dated March 12, 1998 (as amended (as defined in Section 1.02), the "Merger Agreement") among MCTH, the Parent and the Borrower, the Borrower has agreed to consummate a merger (the "Merger") with MCTH in which the Borrower will be the surviving corporation.

                  (3) The Borrower has requested that, concurrently with the consummation of the Merger, the Lender Parties lend to the Borrower up to $33,000,000 to pay to the holders (other than the Borrower) of the Company Stock (as hereinafter defined) a portion of the cash consideration for their shares in the Merger, pay transaction fees and expenses and refinance in part certain Existing Debt (as hereinafter defined), and that, from time to time, the Lender Parties lend to the Borrower and issue Letters of Credit (as hereinafter defined) for the account of the Borrower to provide working capital for the Borrower and its Subsidiaries. The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Certain Defined Terms. The following terms have the following meanings:

                  "Additional Hospital" means the hospital designated as the "Additional Hospital" by the Borrower in accordance with the provisions of
Section 5.02(j).

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with NationsBank at its office at 101 South Tryon Street, Charlotte, North Carolina 28255, Account No. 000650550269, Attention: Charles R. Dickerson, or such other account maintained by the Administrative Agent and designated by the Administrative Agent as such in a written notice to the Borrower and each of the Lender Parties.

                  "Advance" means a Working Capital Advance or a Letter of Credit Advance, as the context may require.

                  "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "Agents" has the meaning specified in the recital of parties to this Agreement.

                  "Agreement Value" means, for any Hedge Agreement on any date of determination, an amount equal to the greater of (a) the amount, if any, that would be payable by any Loan Party, or any of its Subsidiaries in respect of "agreement value" as though such Hedge Agreement were terminated on such date, calculated as provided in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1992 Edition, and (b) mark-to-market, in which the unrealized gain (or loss) on such Hedge Agreement is calculated as the amount by which the present value of the future cash flows to be received exceeds (or is less than) the present value of the future cash flows to be paid pursuant to such Hedge Agreement.

                  "Applicable Lending Office" means (a) with respect to the Issuing Bank, the Issuing Bank's Base Rate Lending Office for all purposes of this Agreement and (b) with respect to each other Lender Party, such Lender Party's Base Rate Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means (a) at any time during the period from the date of this Agreement through the date on which the Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter of the Borrower ending December 31, 1998 are delivered to the Lender Parties pursuant to Section 5.03(c), 0.75% per annum for Base Rate Advances and 2.00% per annum for Eurodollar Rate Advances and (b) at any time and from time to time thereafter, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

------------------------- --------------------------- -----------------------
                                                            EURODOLLAR RATE
 PERFORMANCE LEVEL            BASE RATE ADVANCES                ADVANCES
------------------------- --------------------------- -----------------------
         I                          0.00%                        0.875%
------------------------- --------------------------- -----------------------
        II                          0.00%                        1.00%
------------------------- --------------------------- -----------------------
        III                         0.00%                        1.25%
------------------------- --------------------------- -----------------------
        IV                          0.25%                        1.50%
------------------------- --------------------------- -----------------------
         V                          0.50%                        1.75%
------------------------- --------------------------- -----------------------
        VI                          0.75%                        2.00%
------------------------- --------------------------- -----------------------
        VII                         1.00%                        2.25%
------------------------- --------------------------- -----------------------

For purposes of clause (b) of the immediately preceding sentence, the Applicable Margin for each Advance shall be determined by reference to the Performance Level in effect from time to time.

                  "Applicable Percentage" means, with respect to the Commitment Fee, (a) at any time during the period from the date of this Agreement through the date on which the Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter of the Borrower ending December 31, 1998 are delivered to the Lender Parties pursuant to Section 5.03(c), 0.375% per annum and (b) at any time and from time to time thereafter, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:


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

---------------------------------- ----------------------------------
        PERFORMANCE LEVEL                   COMMITMENT FEE
---------------------------------- ----------------------------------
                I                                0.25%
---------------------------------- ----------------------------------
               II                                0.25%
---------------------------------- ----------------------------------
               III                               0.25%
---------------------------------- ----------------------------------
               IV                               0.325%
---------------------------------- ----------------------------------
                V                               0.375%
---------------------------------- ----------------------------------
               VI                               0.375%
---------------------------------- ----------------------------------
               VII                              0.425%
---------------------------------- ----------------------------------

For purposes of clause (b) of the immediately preceding sentence, the Applicable Percentage for the Commitment Fee shall be determined by reference to the Performance Level in effect from time to time.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                  "Available Additional Amount" means, as of any date of determination, an amount equal to (a) the sum of (i) the amount of any capital contributions and proceeds of equity issuances received in cash by the Borrower during the period from the Closing Date to such date and (ii) 50% of cumulative Consolidated Net Income of the Borrower for the period from the Closing Date to the end of the fiscal quarter most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.03(b) or (c), less (b) any of the foregoing amounts used prior to such date for investments pursuant to Section 5.02(e)(xii).

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "Bank Hedge Agreement" means any interest rate Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest established by NationsBank from time to time as its prime rate (which rate of interest may not be the lowest rate of interest charged by NationsBank to its customers); and

                  (b) the Federal Funds Rate plus 0.50%.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

                  "Base Rate Lending Office" means, with respect to each of the Lender Parties, the office of such Lender Party specified as its "Base Rate Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent for such purpose.

                  "Borrower" has the meaning specified in the recital of the parties to this Agreement.

                  "Borrower's Account" means the account of the Borrower maintained by the Borrower with NationsBank at its office at Charlotte, NC, 28255, Account No. 000650728761, Reference: 053000196, Attention: Tammy Geis, or such other account of the Borrower as is agreed from time to time in writing between the Borrower and the Administrative Agent.

                  "Borrower's Percentage" means, with respect to an Included Entity on any date of determination, the aggregate percentage of the Capital Stock of such Included Entity owned (directly or indirectly) by the Borrower and its Subsidiaries on such date or, if greater, the percentage of such Included Entity's Debt represented by the portion thereof included in Consolidated Total Debt of the Borrower.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in Charlotte, North Carolina and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases, but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the Consolidated balance sheet of the Borrower and its Subsidiaries; provided, however, that the term "Capital Expenditures" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored and to the extent such replacement, substitution or restoration occurs within 12 months of the related loss or damage or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded at such time, (c) the purchase of plant, property or equipment made within 12 months of the sale of any asset to the extent purchased with the proceeds of such sale and (d) any additions to plant, property or equipment resulting from Permitted Acquisitions.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of, or ownership interests in, such Person, including if such Person is a partnership, partnership interests (whether general or limited) and any other similar interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Capitalized Lease" means any lease with respect to which the lessee is required to record a capital lease obligation in accordance with GAAP.

                  "Capitalized Lease Liabilities" means all obligations under Capitalized Leases of the Borrower or any of its Subsidiaries, in each case taken at the amount thereof accounted as a capital lease obligation in accordance with GAAP.

                  "Cash Equivalents" means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

                  (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

                  (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof, and at the time of acquisition, having an investment grade rating generally obtainable from either Rating Agency (or, if at any time neither Rating Agency shall be rating such obligations, then from another nationally recognized rating agency);

                  (c) commercial paper issued by any Lender or any holding company owning any Lender;

                  (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Rating Agency (or if at any time neither Rating Agency shall be rating such obligations, then from another nationally recognized rating agency);

                  (e) domestic and eurodollar certificates of deposit or banker's acceptances maturing no more than one year after the date of acquisition thereof issued by any Lender or any other banks having combined capital and surplus of not less than $250,000,000 (or, in the case of foreign banks, the Dollar equivalent thereof);

                  (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and
         (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; and

                  (g) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (f) above.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "Change of Control" means and shall be deemed to have occurred if (a)(i), KKR, WCAS, their Affiliates and the management of the Borrower shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of the Borrower (other than as of the result of one or more widely distributed offerings of common stock of the Borrower or Parent, in each case whether by the Parent or the Borrower or by KKR, WCAS, their Affiliates or the management of the Borrower) and/or (ii) any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding Voting Stock of the Borrower that exceeds the percentage of such Voting Stock then beneficially owned, in the aggregate, by KKR, WCAS, their Affiliates and the management of the Borrower unless in the case of either clause (i) or (ii) above, KKR, WCAS, their Affiliates and the management of the Borrower have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower; or (b) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Borrower.

                  "Closing Date" means the date on the which the initial Working Capital Borrowing is first made hereunder or, if earlier, the date on which the initial Letter of Credit is first issued hereunder.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "Collateral" means all of the "Collateral" as defined in the Collateral Documents.

                  "Collateral Documents" means, collectively, the Pledge Agreement and each of the other agreements that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Commitment" means a Working Capital Commitment or a Letter of Credit Commitment, as the context may require.

                  "Commitment Fee" has the meaning specified in Section 2.08(a).

                  "Company Stock" means the common stock, par value $.01 per share, of the Borrower.

                  "Confidential Information" has the meaning specified in
Section 8.11.

                  "Confidential Information Memorandum" means the information memorandum dated June 1998, used by the Syndication Agent in connection with the syndication of the Commitments.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated EBITDA" means, with respect to any Person for any Period, the sum for such period of (a) Consolidated Net Income plus (b) to the extent deducted in arriving at such Consolidated Net Income, the sum, without duplication, of (i)cash and non-cash interest expense, (ii) taxes computed on the basis of income, (iii) depreciation expense, (iv) amortization expense, including amortization of deferred financing fees, (v) any expenses or charges resulting from the Merger or from any equity offering or incurrence of Debt, (vi) non-cash charges, (vii) any deduction for minority interest expense,
(viii) any fees and expenses related to Permitted Acquisitions and (ix) non-recurring charges minus (c) to the extent included in such Consolidated Net Income, the sum, without duplication, of (i) non-recurring gains and (ii) non-cash gains, in each case as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP; provided, however, that there shall be included in determining Consolidated EBITDA for any period, with respect to any Person, business or assets acquired in connection with a Permitted Acquisition during such period, the amount that would have been calculated as

"Consolidated EBITDA" for such Person, business or assets as if such Permitted Acquisition had been consummated on the first day of such period.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, cash interest expense (including that attributable to Capitalized Leases in accordance with GAAP), net of cash interest income, of such Person on a consolidated basis with respect to all outstanding Debt of such Person, including all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing and net costs under Hedge Agreements, but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated on a consolidated basis in accordance with GAAP; provided, however, that "Consolidated Interest Expense" shall not include any such cash interest expense in respect of a hospital until the earlier of (i) the twelve-month anniversary of the date on which Medicare certification shall have been received by the Borrower or its Subsidiaries or an Included Entity in respect of such hospital and (ii) the twenty-seven month anniversary of the date of the acquisition of, or the commencement of construction in respect of, such hospital.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income of such Person for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded,
(iii) the net income for such period of any Person that is not a Subsidiary of such Person (other than any Included Entity) in respect of whom the calculation is being made or that is accounted for by the equity method of accounting shall be included only to the extent of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to such Person or a wholly owned Subsidiary (except for directors' qualifying shares) of such Person in respect of such period, (iv) the net income for such period of any Included Entity shall be excluded and (v) any net currency loss (gain) shall be excluded.

                  "Consolidated Total Debt" means, with respect to any Person at any time, the sum of all amounts comprising items (a), (c), (e), (f) (to the extent in respect of drawn but unreimbursed letters of credit or matured but unreimbursed banker's acceptances) and (h) (to the extent such amounts relate to items (a), (c), (e) and (f) (to the extent in respect of drawn but unreimbursed letters of credit or matured but unreimbursed banker's acceptances) of the definition of "Debt" for an Included Entity and its Subsidiaries at such time) of the definition of "Debt" for such Person and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP; provided, however, that "Consolidated Total Debt" shall not include any such Debt in respect of the acquisition or construction of a hospital until the earlier of (i) the twelve-month anniversary of the date on which the relevant Subsidiary or Included Entity shall have received Medicare Certification in respect of such hospital and (ii) the twenty-seven month anniversary of the date of such acquisition or the commencement of such construction.

                  "Constitutive Documents" means, with respect to any Person, the certificate of incorporation or registration, articles of incorporation or association, memorandum of association, charter, bylaws, partnership agreement, trust agreement, joint venture agreement, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

                  "Contingent Obligation" means any Debt described in item (h) of the definition of "Debt".

                  "Continuing Director" means, at any date, an individual (a) who is a member of the Board of Directors of the Parent or the Borrower on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or, for the period comprising the first 12 months after the Closing Date, has been a member of such Board of Directors at least since the Closing Date), or (c) who has been nominated to be a member of such Board of Directors, directly or indirectly, by KKR, WCAS, or Persons nominated by KKR or WCAS or has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
Section 2.09.

                  "Credit Extension Date" means any date on which a Working Capital Borrowing or the issuance of a Letter of Credit occurs under Section
2.02 or 2.03, respectively.

                  "Debt" means, with respect to any Person (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), it being understood that if such Person has not assumed or otherwise become liable for such Obligations, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of the related Obligations or the fair market value of all property securing such Obligations, (e) all Capitalized Lease Liabilities, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person in respect of Hedge Agreements, take-or-pay agreements or other similar arrangements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a Creditor against loss; provided that any such guaranteed Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business, and (i) all Debt referred to in clauses (a) through
(h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided, however, that the amount of Debt of such Person under clauses (h) and (i) above shall (subject to any Obligation set forth therein) be deemed to be the principal amount of the Debt guaranteed or secured thereby and, with respect to any Lien on property of such Persons described in clause (i) above, if such Person has not assumed or otherwise become liable for any such Debt, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such Debt or the fair market value of all property of such Person securing such Debt.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to
Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to
Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent, the Borrower or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) the Administrative Agent or the Issuing Bank pursuant to
Section 7.05 to
reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion or a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.0 l(f).

                  "Diagnostics" means MedCath Diagnostics, Inc., a North Carolina corporation.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Eligible Assignee" means and includes each Lender (and any Affiliate thereof), any commercial bank, any financial institution, any fund that is regularly engaged in making, purchasing or investing in loans or any Person that would satisfy the requirements of an "accredited investor" (as defined in SEC Regulation D, but excluding a natural person), in each case which is not a direct competitor of the Borrower or engaged in the same or similar business as the Borrower or any of its respective Subsidiaries and is not an Affiliate of any such competitors of the Borrower or any of its respective Subsidiaries.

                  "Environmental Action" means any action, suit, written demand, demand letter, written claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Materials or arising from alleged injury or threat to health as relating to the environment, including, without limitation,
(a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any other Person for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree relating to pollution or protection of the environment, health as relating to the environment, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

Section references to ERISA are to ERISA as in effect on the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) that together with any Loan Party would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of paragraph (1) of Section 4043(b) of ERISA (without regard to paragraph (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the partial or complete withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001 (a)(2) of ERISA, (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to each of the Lenders, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be (or, if no such office is specified, its Base Rate Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent for such purpose.

                  "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Working Capital Borrowing, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars appear on page 3750 (or any successor page thereto) of the Dow Jones Telerate Screen two Business Days before the first day of such Interest Period and for a term comparable to such Interest Period or, if such rate does not so appear on the Dow Jones Telerate Screen on any date of determination, on the Reuters Screen LIBO Page two Business Days before the first day of such Interest Period and for a term comparable to such Interest Period; provided, however, that if the Reuters Screen LIBO Page is being used to determine the Eurodollar rate at any date of determination and more than one rate is specified thereon from deposits in U.S. dollars, the applicable rate shall be the average of all such rates (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1% per annum).

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.7(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for the Eurodollar Rate Advances made by a Lender means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender, if a member bank of the Federal Reserve System, with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "Existing Debt" means Debt of the Borrower and its Subsidiaries outstanding immediately before giving effect to the Merger.

                  "Facility" means the Working Capital Facility or the Letter of Credit Facility, as the context may require.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1% per annum) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Fiscal Quarter" means any quarter of a Fiscal Year.

                  "Fiscal Year" means, with respect to the Borrower or any of its Subsidiaries, the period commencing on October 1 in any calendar year and ending on the next succeeding September 30.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Governmental Authority" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

                  "Guarantee Supplement" has the meaning specified in Section 7(b) of the Guaranty.

                  "Guarantor Subsidiary" means Diagnostics, Physician Management and each other Subsidiary of the Borrower (other than a Subsidiary that owns, operates or manages a hospital, medical practice or diagnostic facility) which is not a "controlled foreign corporation" under Section 957 of the Code and in respect of which the Borrower or any of its Subsidiaries own (directly or indirectly) at least 80% of the Capital Stock of such Subsidiary.

                  "Guarantors" means, collectively, at any time, each Guarantor Subsidiary of the Borrower at such time.

                  "Guaranty" has the meaning specified in Section 3.01 (h)(vii).

                  "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means, collectively, interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Hedge Bank" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Bank Hedge Agreement.

                  "Included Entity" means each Person (other than a Subsidiary of the Borrower) that directly owns, operates or manages heart hospitals and related facilities or diagnostic facilities in which the Borrower or one or more of its Subsidiaries owns and controls beneficially, either directly or indirectly, a portion of the Capital Stock of such Person.

                  "Indemnified Party" has the meaning specified in Section 8.04(b).

                  "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

                  "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001 (a)(18) of ERISA.

                  "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) the sum of Consolidated EBITDA of the Borrower and its Subsidiaries for the four Fiscal Quarters ended at the end of the most recently ended Fiscal Quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c) plus, in respect of each Included Entity on such date, an amount equal to the Borrower's Percentage of the Consolidated EBITDA of such Included Entity and its Subsidiaries for such four Fiscal Quarter period, to (b) the sum of Consolidated Interest Expense of the Borrower and its Subsidiaries for such four Fiscal Quarter period plus, in respect of each Included Entity on such date, an amount equal to the Borrower's Percentage of the Consolidated Interest Expense of such Included Entity and its Subsidiaries for such four Fiscal Quarter period; provided, however, that the amount referred to in clause (a) above shall not include any Consolidated EBITDA in respect of any hospital until the earlier of
(i) the twelve-month anniversary of the date on which Medicare certification shall have been received by the Borrower or its Subsidiaries or an Included Entity in respect of such hospital and (ii) the twenty-seven month anniversary of the date of the acquisition of, or the commencement of construction in respect of, such hospital.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Working Capital Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or, if available to all of the Lender Parties, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after the Termination Date;

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Investment" means, with respect to any Person, any loan or advance to such Person, any purchase or other acquisition of Capital Stock of, or other obligations or other securities of, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "Debt" set forth in this Section 1.01 in respect of such Person.

                  "Issuing Bank" means the Initial Issuing Bank and each other Person to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07.

                  "KKR" has the meaning specified in the Preliminary Statements to this Agreement.

                  "L/C Related Documents" has the meaning specified in Section 2.03(c)(ii)(A).

                  "Legal Requirements" means all applicable laws, roles, orders and regulations made by any governmental body or regulatory authority having jurisdiction over the Borrower or a Subsidiary.

                  "Lender Party" means any Lender or Issuing Bank.

                  "Lenders" means, collectively, the Initial Lenders and each Person that becomes a Lender pursuant to Section 8.07.

                  "Letter of Credit" has the meaning specified in Section 2.01
(b).

                  "Letter of Credit Advance" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.03(c).

                  "Letter of Credit Agreement" has the meaning specified in
Section 2.03(a).

                  "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, the amount set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Leverage Ratio" means, at any date of determination, the ratio of (a) Consolidated Total Debt of the Borrower and its Subsidiaries as of the end of the most recently ended Fiscal Quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c) to (b) the sum of Consolidated EBITDA of the Borrower and its Subsidiaries for the four Fiscal Quarters ended at the end of such Fiscal Quarter plus, in respect of each Included Entity on such date, an amount equal to the Borrower's Percentage of the Consolidated EBITDA of such Included Entity and its Subsidiaries for such four Fiscal Quarter period; provided, however, that the amount referred to in clause (b) above shall not include any EBITDA in respect of any hospital until the earlier of (i) the twelve-month anniversary of the date on which Medicare certification shall have been received by the Borrower or its Subsidiaries or an Included Entity in respect of such hospital and (ii) the twenty-seven month anniversary of the date of the acquisition of, or the commencement of construction in respect of, such hospital.

                  "Lien" means, with respect to any Person, any mortgage, deed of trust, pledge, security interest, hypothecation, charge, lien (statutory or other), escrow or similar encumbrance of any kind, or any other type of similar preferential arrangement (including any agreement to give any of the foregoing, an conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan Documents" means, collectively, (i) this Agreement, (ii) the Working Capital Notes, (iii) the Guaranty, (iv) the Collateral Documents and
(v) each Letter of Credit Agreement, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 8.01.

                  "Loan Parties" means, collectively, the Parent, the Borrower and each of the Guarantors.

                  "Margin Stock" has the meaning specified in Regulation U.

                  "Material Adverse Change" means any material adverse change in the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or any Related Document, taken as a whole or (c) the ability of the Loan Parties to perform their Obligations under the Loan Documents and taken as a whole.

                  "Measurement Period" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower on or immediately prior to such date or, if less than four consecutive fiscal quarters of the Borrower have commenced and been completed since the initial Credit Extension Date, the full fiscal quarters of the Borrower that have commenced and been completed since such date, in each case for which financial statements have been delivered to the Lender Parties pursuant to Section 5.03(b) or (c).

                  "Merger" has the meaning specified in the Preliminary Statements to this Agreement.

                  "Merger Agreement" has the meaning specified in the Preliminary Statements to this Agreement.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NationsBank" has the meaning specified in the recital of parties to this Agreement.

                  "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any property or asset (other than any property or assets expressly permitted to be sold, leased, transferred or otherwise disposed of pursuant to clause (i), (ii) or (iv) of Section 5.02(d)), or the incurrence or issuance of any Debt (other than Debt expressly permitted to be incurred or issued pursuant to Section 5.02(b)), by the Borrower or any Subsidiary (that is not a Restricted Entity) or receipt by the Borrower or any Subsidiary (that is not a Restricted Entity) from a Subsidiary that is a Restricted Entity or from an Included Entity of dividends or distributions or any other payments in respect of any such sale, lease, transfer or other disposition of property or assets owned by such Restricted Entity or Included Entity or any such incurrence or issuance of any Debt, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration, but only as and when received) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only (without duplication):

                  (a) fees, commissions, expenses, issuance costs, discounts and other costs paid by the Borrower or any of its Subsidiaries in connection with such transaction;

                  (b) the amount of taxes paid or estimated to be payable in connection with or as a result of such transaction;

                  (c) the amount of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than pursuant to the Facilities) that is required to be repaid under the terms thereof as a result of any such transaction; and

                  (d) the amount of any proceeds received from the sale, lease, transfer or other disposition of any assets pursuant to Section 5.02(d) to the extent that such proceeds are reinvested in the business within 18 months following such sale, lease, transfer or other disposition;

provided, however, that in the event the amount of any estimated tax payable described in clause (b) above exceeds the amount actually paid, the Borrower or the applicable Subsidiary shall be deemed to have received Net Cash Proceeds in an amount equal to such excess or reduction, at the time of payment of such taxes; provided further that any portion of any proceeds received from the sale, lease, transfer or other disposition of any assets pursuant to Section 5.02(d) that has not been reinvested within such 18-month period shall (i) be deemed to be Net Cash Proceeds of such sale, lease, transfer or disposition occurring on the last day of such 18-month period and (ii) will be applied in accordance with
Section 2.06(b)(i).

                  "NMS" has the meaning specified in the recital of parties to this Agreement.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Conversion" has the meaning specified in Section 2.09(a).

                  "Notice of Issuance" has the meaning specified in Section 2.03(a).

                  "Notice of Renewal" has the meaning specified in Section 2.01(b).

                  "Notice of Termination" has the meaning specified in Section 2.01(b).

                  "Obligation" means, with respect to any Person, any payment obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "Other Taxes" has the meaning specified in Section 2.12(b).

                  "Parent" has the meaning specified in the Preliminary Statements to this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Performance Level" means Performance Level I, Performance Level II, Performance Level III, Performance Level IV, Performance Level V, Performance Level VI or Performance Level VII, as the context may require. For purposes of determining the Performance Level at any date of determination, no change in the Performance Level shall be effective until three Business Days after the date on which the Administrative Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to (and satisfying all of the requirements of) Section 5.03(b) or (c) reflecting such change; provided, however, that, if the Borrower has not submitted to the Administrative Agent all of the information required under this clause (b) within three Business Days after the date on which such information is otherwise required under Section 5.03(b) or (c), as the case may be, the Performance Level shall be deemed to be at Performance Level VII for so long as such information has not been submitted.

                  "Performance Level I" means, at any date of determination, that the Borrower shall have maintained a Leverage Ratio of less than 1.5:1 for the most recently completed Measurement Period prior to such date.

                  "Performance Level II" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I and (b) the Borrower shall have maintained a Leverage Ratio of less than or equal to 2.0:1 for the most recently completed Measurement Period prior to such date.

                  "Performance Level III" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the Borrower shall have maintained a Leverage Ratio of less than or equal to 2.5:1 for the most recently completed Measurement Period prior to such date.

                  "Performance Level IV" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) the Borrower shall have maintained a Leverage Ratio of less than or equal to 3.0:1 for the most recently completed Measurement Period prior to such date.

                  "Performance Level V" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV and
(b) the Borrower shall have maintained a Leverage Ratio of less than or equal to 3.5:1 for the most recently completed Measurement Period prior to such date.

                  "Performance Level VI" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V and (b) the Borrower shall have maintained a Leverage Ratio of less than or equal to 4.0:1 for the most recently completed Measurement Period prior to such date.

                  "Performance Level VII" means, at any date of determination, that the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III, Performance Level IV, Performance Level V or Performance Level VI.

                  "Permitted Acquisition" means an acquisition consummated in compliance with the provisions of Section 5.02(e)(x).

                  "Permitted Liens" means such of the following Liens as to which no execution, foreclosure or similar proceeding shall have been commenced which, if determined adversely to the Borrower or any of its Subsidiaries would, either individually or together with all other such Liens, reasonably be expected to have a Material Adverse Effect: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under
Section 5.01 (b)
hereof, (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business outstanding at any time; (c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 6.01(g); (d) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; (e) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located; (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole; (g) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement and any Liens arising from any financing statement filed in connection with such lease; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (i) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Physician Management" means MedCath Physician Management, Inc., an Arizona corporation.

                  "Plan" means any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding five plan years maintained or contributed to by (or to which there is or was an Obligation to contribute or to make payments of) any Loan Party or an ERISA Affiliate.

                  "Pledge Agreement" has the meaning specified in Section 3.01(h)(vi).

                  "Pledge Agreement Supplement" has the meaning specified in
Section 16(c) of the Pledge Agreement.

                  "Pledged Debt" has the meaning specified in the Pledge Agreement.

                  "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                  "Pro Rata Share" of any amount means, with respect to any Lender at any time, a fraction the numerator of which is the amount of such Lender's Commitment under the Working Capital Facility at such time and the denominator of which is the aggregate amount of the Working Capital Facility at such time.

                  "Rating Agency" means S&P or Moody's; collectively, the "Rating Agencies".

                  "Redeemable" means, with respect to any Capital Stock, any such Capital Stock that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "Reduction Amount" has the meaning specified in Section 2.06(b)(iv).

                  "Register" has the meaning specified in Section 8.07(d).

                  "Related Documents" means the Merger Agreement and all other agreements, instruments and documents entered into in connection with the Transaction.

                  "Required Lenders" means, at any time, Lenders holding at least a majority in interest of the Working Capital Commitments or, if they have been terminated in full, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time, and
(C) the Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Working Capital Commitments.

                  "Requirements of Law" means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations or awards of an arbitrator, a court or any other Governmental Authority, and all governmental authorizations, binding upon or applicable to such Person or to any of its properties, assets or businesses.

                  "Responsible Officer" means, with respect to the Borrower or any of its Subsidiaries, the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) or any other officer, partner or member (or person performing similar functions) of the Borrower or any such

Subsidiary responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement or any of the other Loan Documents.

                  "Restricted Entity" means any Subsidiary of the Borrower that is not a Guarantor Subsidiary.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Secured Obligations" has the meaning specified in Section 2 of the Pledge Agreement.

                  "Secured Parties" means, collectively, the Agents, the Lender Parties and the Hedge Banks.

                  "Single Employer Plan" means a single employer plan (as defined in Section 4001 (a)(15) of ERISA) that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                  "Subordinated Debt" means any Debt of the Borrower that is subordinated to the Obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                 "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, unlimited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding shares of Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, limited liability company or unlimited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Supermajority Lenders" means, at any time, Lenders holding at least 67% of the Working Capital Commitments, or if they have been terminated in full, Lenders owed or holding at least 67% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Supermajority Lender at such time
(A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time, and (C) the Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Working Capital Commitments.

                  "Syndication Agent" means NMS, in its capacity as syndication agent for the Lenders hereunder and under the other Loan Documents.

                  "Taxes" has the meaning specified in Section 2.12(a).

                  "Termination Date" means the earlier of (a) January 31, 2005 and (b) the date of termination in whole of the Letter of Credit Commitments and the Working Capital Commitments pursuant to Section 2.05 or 6.01.

                  "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such inventory.

                  "Transaction" means, collectively, (a) the organization of the Parent and the Borrower, (b) the consummation of the Merger, (c) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents and the Related Documents to which they are or are intended to be a party and
(d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances beating interest at the Eurodollar Rate.

                  "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the date hereof, but based upon the actuarial assumptions that would be used by the Plan's actuary in a termination of the Plan, exceeds the fair market value of the assets allocable thereto.

                  "United States" and "U.S." each means the United States of America.

                  "Unused Working Capital Commitment" means, with respect to any Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Working Capital Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time and (ii) such Lender's Pro Rata Share of
(A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

                  "Voting Interests" means shares of Capital Stock issued by a corporation, or equivalent Capital Stock in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WCAS" means Welsh, Carson, Anderson & Stowe and/or its Affiliates.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital Advance" has the meaning specified in Section 2.01(a).

                  "Working Capital Borrowing" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Lenders.

                  "Working Capital Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 8.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Working Capital Facility" means, at any time, the aggregate amount of the Lenders' Working Capital Commitments at such time.

                  "Working Capital Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender.

                  Section 1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Consolidated financial statements of the Borrower and its Subsidiaries referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II

                            AMOUNTS AND TERMS OF THE
                         ADVANCES AND LETTERS OF CREDIT

                  Section 2.01. The Advances. (a) The Working Capital Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital Advance") in U.S. dollars to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date, in each case in an amount not to exceed the Unused Working Capital Commitment of such Lender at such time. Each Working Capital Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (other than a Working Capital Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) or, if less the amount of the aggregate Unused Working Capital Commitments at such time. Each Working Capital Borrowing shall consist of Working Capital Advances made simultaneously by the Lenders in accordance with their respective Pro Rata Shares of the Working Capital Facility. Within the limits of each Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

                  (b) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") in U.S. dollars for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 5 days before the scheduled Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (A) the Letter of Credit Facility at such time and (B) the aggregate Unused Working Capital Commitments of the Lenders at such time. No Trade Letter of Credit shall have an expiration date later than the earlier of
(1) 180 days after the issuance thereof and (2) 5 days prior to the scheduled Termination Date. No Standby Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary of such Standby Letter of Credit to require renewal) later than the earlier of (x) 5 days prior to the scheduled Termination Date and (y) one year after the date of issuance thereof, but any such Standby Letter of Credit may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination"); provided that the terms of each Standby Letter of Credit that is automatically renewable annually (I) shall require the Issuing Bank to give the beneficiary of such Standby Letter of Credit notice of any Notice of Termination, (II) shall permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (III) shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 5 days prior to the scheduled Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. The letters of credit described on Schedule 2.01(b) hereto shall be "Letters of Credit" for all purposes of the Loan Documents. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this
Section 2.01(b).

                  Section 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.03 or in respect of any Working Capital Borrowing requested to be made on the Closing Date, in which case notice will be given on such date, each Working Capital Borrowing shall be made on notice, given not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Working Capital Borrowing in the case of a Working Capital Borrowing comprised of

Eurodollar Rate Advances, or on the date of the proposed Working Capital Borrowing in the case of a Working Capital Borrowing comprised of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give prompt notice thereof to each Lender by telex or telecopier. Each notice of a Working Capital Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or by telex or telecopier, in substantially the form of Exhibit B hereto, shall be duly executed by a Responsible Officer of the Borrower, and shall specify therein: (i) the requested date of such Working Capital Borrowing (which shall be a Business Day); (ii) the Type of Advances requested to comprise such Working Capital Borrowing; (iii) the requested aggregate amount of such Working Capital Borrowing; and (iv) in the case of a Working Capital Borrowing comprised of Eurodollar Rate Advances, the requested duration of the initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (Charlotte, North Carolina time) on the date of such Working Capital Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of such Working Capital Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any Lender and outstanding on the date of such Working Capital Borrowing, plus accrued and unpaid interest thereon to and as of such date, available to the Issuing Bank and such other Lenders for repayment of such Letter of Credit Advances.

                  (b) Anything in subsection (a) of this Section 2.02 to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for (A) the initial Working Capital Borrowing hereunder or (B) any Working Capital Borrowing if the aggregate amount of such Working Capital Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or
2.10. In addition, Eurodollar Rate Advances may not be outstanding as part of more than 10 separate Borrowings.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Working Capital Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Working Capital Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Working Capital Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Working Capital Borrowing that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of such Working Capital Borrowing, the Administrative Agent may assume that such Lender has made the amount of such Pro Rata Share available to the Administrative Agent on the date of such Working Capital Borrowing in accordance with subsection (a) of this
Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made the amount of such Pro Rata Share available to the Administrative Agent, such Lender and the Borrower severally agree to repay or to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Working Capital Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Working Capital Borrowing for all purposes under this Agreement.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Working Capital Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Working Capital Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Working Capital Borrowing.

                  Section 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (Charlotte, North Carolina time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or such later day as the Issuing Bank in its sole discretion shall agree), by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telex or telecopier. Each notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or by telex or telecopier, shall be duly executed by a Responsible Officer of the Borrower, and shall specify therein: (i) the requested date of such issuance (which shall be a Business Day); (ii) the requested Available Amount of such Letter of Credit; (iii) the requested expiration date of such Letter of Credit (which shall comply with the requirements of Section 2.01(b)); (iv) the name and address of the proposed beneficiary of such Letter of Credit; and (v) the proposed form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its reasonable discretion (taking into account its customary practices), the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. If and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. The Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the immediately preceding month and drawings during such month under all Letters of Credit and
(iii) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the immediately preceding calendar quarter of all Letters of Credit.

                  (c) Drawing and Reimbursement. (i) The payment by the
Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, at the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (A) the Business Day on which demand therefor is made by the Issuing Bank so long as notice of such demand is given not later than 11:00 A.M. (Charlotte, North Carolina time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (ii) The Obligation of each Lender to purchase its Pro
Rata Share of each outstanding Letter of Credit Advance on demand by the Issuing Bank therefor pursuant to clause (i) of this Section 2.03(c) shall be absolute, unconditional and irrevocable, and shall be made strictly in accordance with the terms of clause (i) of this Section 2.03(c) under all circumstances, including, without limitation, any of the following circumstances:

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (B) the existence of any claim, set-off, defense or other right that such Lender may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Borrower or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (C) the occurrence and continuance of any Default or Event of Default; or

                  (D) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  Section 2.04. Repayment of Advances. (a) Working Capital Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Working Capital Advances outstanding on such date.

                  (b) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each Lender that has made a Letter of Credit Advance the principal amount of each Letter of Credit Advance made by each of them on the earlier of demand and the Termination Date.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                  (A) any lack of validity or enforceability of any L/C Related Document;

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not substantially comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  Section 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Working Capital Commitments; provided, however, that each partial reduction of a Facility shall be in an aggregate amount of $2,000,000 or an integral multiple of $500,000 in excess thereof or, if less, the aggregate amount of such Facility.

                  (b) Mandatory. (i) The Working Capital Facility shall be automatically and permanently reduced on each date on which the prepayment of Working Capital Advances outstanding thereunder is required to be made pursuant to Section 2.06(b)(i) by an amount equal to the applicable Reduction Amount.

                  (ii) The Letter of Credit Facility shall be permanently reduced on the date of each reduction in the Working Capital Facility by an amount equal to the amount, if any, by which (A) the Letter of Credit Facility on such date exceeds (B) the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

                  (c) Application of Commitment Reductions. Upon each reduction of a Facility pursuant to this Section 2.05, the Commitment of each Lender under such Facility shall be reduced by such Lender's Pro Rata Share of the amount by which such Facility is reduced.

                  SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the aggregate principal amount of the Advances comprising part of the same Working Capital Borrowing and outstanding on such date, in whole or ratably in part; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) if any such prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period therefor, the Borrower shall also pay any amounts owing in respect of such Eurodollar Rate Advance pursuant to Section 8.04(c).

                   (b) Mandatory. (i) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of the Subsidiary Guarantors, prepay on aggregate principal amount of the Working Capital Advances comprising part of the same Working Capital Borrowing and the Letter of Credit Advances equal to 100% of the amount of such Net Cash Proceeds. Each prepayment of Advances pursuant to this clause (i) shall be applied to the Working Capital Facility in the manner set forth in clause (iv) of this Section 2.06(b).

                  (ii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Working Capital Borrowing and the Letter of Credit Advances equal to the amount by which (A) the sum of (1) the aggregate principal amount of all Working Capital Advances and Letter of Credit Advances outstanding on such Business Day and (2) the aggregate Available Amount of all Letters of Credit outstanding on such Business day exceeds (B) the Working Capital Facility on such Business Day (after giving effect to any permanent reduction thereof pursuant to Section 2.05 on such Business Day) on such Business Day.

         (iii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit into a cash collateral account in favor of the Collateral Agent on terms and conditions satisfactory to the Administrative Agent an amount sufficient to cause the aggregate amount on deposit in such cash collateral account on such Business Day to equal the amount by which (A) the aggregate Available Amount of all Letters of Credit outstanding on such Business Day exceeds (B) the Letter of Credit Facility on such Business Day (after giving effect to any permanent reduction thereof pursuant to Section 2.05 on such Business Day).

                  (iv) Prepayments of the Working Capital Facility made pursuant to clause (i) or (ii) of this Section 2.06(b) shall be, first, applied to prepay Letter of Credit Advances outstanding at such time until all Letter of Credit Advances are paid in full, and second, applied to prepay Working Capital Advances comprising part of the same Working Capital Borrowing and outstanding at such time until all Working Capital Advances are paid in full; and, in the case of prepayments of the Working Capital Facility required pursuant to clause
(i) of this Section 2.06(b), the amount remaining, if any, after the prepayment in full of all Advances outstanding at such time (the sum of such prepayment amounts and remaining amount being, collectively, the "Reduction Amount") may be retained by the Borrower and the Working Capital Facility shall be automatically and permanently reduced as set forth in Section 2.05(b)(i).

                  (c) Prepayments to Include Accrued Interest. All prepayments under Section 2.06(b) shall be made together with (i) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (ii) in the case of any such prepayment of a Eurodollar Rate Advance on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Advance pursuant to Section 8.04(c).

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender Party from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time and (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Advance for such Interest Period and (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. If all or a portion of (i) the principal amount of any Advance or (ii) any interest payable thereon or fees or other amounts payable under this Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amounts shall bear interest, payable on demand, at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% per annum or (y) in the case of any overdue interest, fees or other amounts payable, to the extent permitted by applicable law, the rate determined pursuant to Section 2.07(a)(i) plus 2% per annum, in each case, from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

                  (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (i) or (ii) of
Section 2.07(a), as applicable.

                  SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the initial Credit Extension Date hereunder, thereafter quarterly on the last Business Day of each March, June, September and December, commencing on September 30, 1998, and on the Termination Date, at the Applicable Percentage in effect from time to time on the average daily Unused Working Capital Commitment of each Lender; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) Letter of Credit Fees. Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing September 30, 1998, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time during such quarter at the rate per annum equal to the excess of the Applicable Margin then in effect for Eurodollar Rate Advances over 1/8 of 1.0%.

                  (ii) The Borrower shall pay to the Administrative Agent for the account of the Issuing Bank a fronting fee, payable in arrears quarterly on the last Business Day of each March, June, September and December; commencing September 30, 1998, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Termination Date, on the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time during such quarter at a rate per annum equal to 1/8 of 1.0%.

                  (c) Agent's Fees. The Borrower shall pay to the
Administrative Agent for the account of the Agents such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

                  SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Eurodollar Rate Advances or of Eurodollar Rate Advances of one Interest Period into Eurodollar Rate Advances of another Interest Period, or 11:00 A.M. (Charlotte, North Carolina time) on the Business Day immediately preceding the date of the proposed Conversion in the case of a Conversion of Eurodollar Rate Advances into Base Rate Advances, and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Working Capital Borrowing into Advances of the other Type; provided, however, that:

                  (i) any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances;

                  (ii) any Conversion of Base Rate Advances into Eurodollar Rate Advances may not be made if a Default under Section 6.01(a) or 6.01 (f) or Event of Default shall have occurred and be continuing and shall be in an amount not less than the minimum amount specified in Section 2.02(b);

                  (iii) no Conversion of any Advances shall result in more separate Borrowings comprised of Eurodollar Advances than permitted under Section 2.02(b); and

                  (iv) each Conversion of Advances comprising part of the same Working Capital Borrowing shall be made among the Lenders in accordance with their respective Pro Rata Shares of such Working Capital Borrowing.

Each notice of a Conversion (a "Notice of Conversion") shall be delivered by telephone, confirmed immediately in writing, or by telex or telecopier, in substantially the form of Exhibit D hereto, shall be duly executed by a Responsible Officer of the Borrower, and shall, within the restrictions set forth in the immediately preceding sentence, specify therein:

                  (A) the requested date of such Conversion (which shall be a Business Day);

                  (B) the Advances requested to be Converted; and

                  (C) if such Conversion is into Eurodollar Rate Advances, the requested duration of the Interest Period for such Eurodollar Rate Advances.

The Administrative Agent shall give each of the Lenders prompt notice of each Notice of Conversion received by it, by telex or telecopier. Each Notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Working Capital Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Default under Section 6.01(a) or 6.01(f) or any Event of Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs, Etc. (a) In the event that, due to either (i) the introduction of or any change (including any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation or administration of any applicable law or regulation after the Closing Date, (ii) the compliance with any applicable guideline or request from any central bank or other governmental authority (whether or not having the force of law) or (iii) any other circumstance affecting the interbank Eurodollar Market or the position of any Lender Party in such market that leads such Lender Party to reasonably determine that the Eurodollar Rate for any Interest Period for any Eurodollar Rate Advance made by such Lender Party will not adequately reflect the cost to such Lender of making, funding or maintaining such Eurodollar Rate Advance for such Interest Period, there shall be any increase in the cost to or reduction in the amount received or receivable by any Lender Party as a result of agreeing to make or of making, funding or maintaining any Eurodollar Rate Advances, or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from any taxes (as to which Section 2.12 shall govern), then the Borrower shall from time to time upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender Party, in its reasonable discretion, shall determine) sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for any Advances affected by such event if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue; provided further that such designation is made on terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this subsection (a). A certificate as to the amount of such increased cost and showing in reasonable detail the basis for the calculation thereof, submitted to such Borrower by such Lender Party at the time of demand, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change in or in the interpretation or administration of any applicable law or regulation after the Closing Date or (ii) the compliance with any applicable guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party which has or would have the effect of reducing the rate of return of such Lender Party's capital or assets as a result of or based upon the existence of such Lender Party's commitments and obligations under this Agreement to a level below that which such Lender Party could have achieved but for such change or compliance (taking into consideration such Lender Party's or any corporation controlling such Lender Party's policies with respect to capital advances), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, it being understood and agreed that a Lender Party shall not be entitled to such compensation as a result of such Lender Party's compliance with, or pursuant to any request or directive to comply with, any such law, regulation, guideline or request in effect on the Closing Date. Any amount payable pursuant to this Section 2.10(b) shall be payable only to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts and showing in reasonable detail the basis for the calculation thereof submitted to such Borrower by such Lender Party at the time of demand shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Notwithstanding any other provision of this Agreement, if any central bank or other Governmental Authority shall assert that it is unlawful for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, with respect to any Eurodollar Rate Advance affected by circumstances described in this subsection (c), such Borrower will, and with respect to any Eurodollar Rate Advance affected by circumstances described in subsections

(a) or (b) above, such Borrower may either (i) on the last day of the then existing Interest Period therefor Convert each Eurodollar Rate Advance affected by such circumstances into a Base Rate Advance or (ii) if the affected Eurodollar Rate Advance is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender Party pursuant to subsection (a) or (b) above or this subsection (c) (as applicable); provided that, if more than one Lender Party is affected at any time, then all affected Lender Parties must be treated in the same manner pursuant to this Section 2.10(c). In the event of an illegality as described in clause (i) of this subsection (c), the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender Party agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for any Advances affected by such event if the making of such a designation would allow such Lender Party or its Applicable Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances; provided further that such designation is made on terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this subsection.

                  (d) Anything in this Agreement to the contrary notwithstanding, to the extent any notice under Section 2.10 or 2.12 is given by any Lender Party more than 180 days after such Lender Party has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss tax or other additional amounts described in such Section 2.10 or 2.12, as the case may be, such Lender Party shall not be entitled to compensation under such Section for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Working Capital Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 12:00 Noon (Charlotte, North Carolina time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Working Capital Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations payable to such Lender Parties at such time and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section

8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Working Capital Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Working Capital Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

                  (c) All computations of interest, fees and commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable; provided, however, that (i) interest in respect of which the rate of interest is calculated on the basis of clause (a) of the definition of "Base Rate" contained in Section 1.01 and (ii) commitment fees payable pursuant to Section 2.08(a) shall be calculated on the basis of a year of 365 (or 366, as the case may be) days for the actual number of days elapsed. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Working Capital Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount due such Lender Party on such date. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party, together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under any of the other Loan Documents shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and ail present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed as a result of a present or former connection between the Lender Party or the Administrative Agent and the jurisdiction of the Governmental Authority imposing such taxes or any political subdivision or taxing authority thereof or therein (other than a connection relating to or arising solely from the Lender Party or the Administrative Agent holding a Working Capital Note or having executed, delivered or performed its obligations or received or otherwise collected payment under, or enforced or otherwise exercised its rights under this Agreement or any of the other Loan Documents) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the other Loan Documents being, collectively, "Taxes"). If the Borrower shall be required under applicable Requirements of Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Working Capital Note to any Lender Party or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Requirements of Law.

                  (b) In addition, the Borrower shall pay any present or future stamp, recording, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Working Capital Notes or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or the Working Capital Notes (collectively, "Other Taxes").

                  (c) The Borrower shall indemnify each Lender Party and each Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this
Section 2.12, imposed on or paid by such Lender Party or such Agent, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Borrower provided for in this subsection (c) shall apply and be made whether or not the Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted; provided, however, that such Lender or such Agent seeking such indemnification shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by the Borrower to assist the Borrower in recovering the amounts paid thereby pursuant to this subsection (c) from the relevant taxation authority or other Governmental Authority. Amounts payable by the Borrower under the indemnity set forth in this subsection (c) shall be paid within 30 days from the date on which the applicable Lender or Agent, as the case may be, makes written demand therefor.

                  (d) If the Administrative Agent or any Lender Party receives a refund in respect of Taxes paid by the Borrower, which in the reasonable judgment of such Lender Party is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender Party incurred in obtaining such refund, provided, that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender Party, as the case may be, if it receives notice from the Administrative Agent or the applicable Lender Party that such Administrative Agent or Lender Party is required to repay such refund.

                  (e) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

                  (f) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224 or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the other Loan Documents. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement or at the time the Lender Party changes the jurisdiction of its Applicable Lending Office or designates a different Applicable Lending Office indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of a change in the jurisdiction of the Applicable Lending Office or designation of a new Applicable Lending Office of a Lender Party, such Lender Party was entitled to payments under subsection (a) in respect of withholding tax with respect to interest paid immediately before the change in the Applicable Lending Office, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) withholding tax, if any, applicable with respect to such new Applicable Lending Office on such date; provided further that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

                  (g) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) of this Section 2.12 (other than if such failure is due to a change in the applicable Requirements of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection
(e) of this Section 2.12), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall, at such Lender Party's sole expense, take such steps as such Lender Party shall reasonably request to assist such Lender Party in recovering such Taxes.

                  (h) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or designate a different Applicable Lending Office if the making of such a change or designation would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue, provided that such change or designation is made on terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of subsection
(a) or (c) above.

                  (i) Each Lender Party represents and agrees that, on the date hereof and at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in United States Treasury regulations Section 881-3) with respect to the Borrowings hereunder (other than a conduit financing arrangement in which the Borrower, or an Affiliate thereof, is a financing entity) unless the Borrower has consented to such arrangement prior thereto.

                  SECTION 2.13. Sharing of Payments. Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) (a) on account of Obligations due and payable to such Lender Party under or in respect of this Agreement or any of the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time (other than pursuant to Section 2.10, 2.12, 8.04 or 8.07)
to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties at such time) of payments on account of the Obligations due and payable to all Lender Parties under or in respect of this Agreement and the other Loan Documents at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party under or in respect of this Agreement or any of the other Loan Documents at such time in excess of its ratable share (according to the proportion of(i) the amount of such Obligations owing to such Lender Party at such time (other than pursuant to Section 2.10, 2.12, 8.04 or 8.07) to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties under or in respect of this Agreement and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties under or in respect of this Agreement and the other Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (A) the purchase price paid to such Lender Party to (B) the aggregate purchase price paid to all Lender Parties) of such recovery, together with an amount equal to such Lender Party's ratable share (according to the proportion of (1) the amount of such other Lender Party's required repayment to
(2) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower hereby agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted under applicable Requirements of Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) to pay to the holders of Company Stock (other than MCTH) the cash consideration for their shares in the Merger, to refinance certain Debt of the Borrower and its Subsidiaries outstanding on the initial Credit Extension Date, to pay fees and expenses incurred in connection with the consummation of the Transaction and to provide working capital from time to time to the Borrower and its Subsidiaries; provided, however, that no more than $33 million of the proceeds of the Advances shall be used to pay the holders of Company Stock the cash consideration for their shares in the Merger, to refinance certain Existing Debt and to pay fees and expenses incurred in connection with the consummation of the Transaction.

                  SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting

Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                  (b) In the event that, at any one time, (i) any Lender
Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

                  (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

                  (c) In the event that, at any one time, (i) any Lender
Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with NationsBank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be NationsBank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  SECTION 3.01. Conditions of Initial Credit Extensions. The obligation of each Lender to make an Advance on the initial Credit Extension Date and the obligation of the Issuing Bank to issue a Letter of Credit on the initial Credit Extension Date are subject to the satisfaction of the following conditions precedent before or concurrently with the making of such Advance or the issuance of such Letter of Credit:

                  (a) The Merger shall have been consummated in accordance with the terms of the Merger Agreement without any waiver or amendment thereto (unless such amendment or waiver is not materially adverse to the interests of the Lender Parties), and in compliance with all applicable laws. The aggregate purchase price shall not be in excess of approximately $276 million, including the refinancing of existing debt and transaction expenses.

                  (b) The Borrower shall have received a net capital contribution (including the rollover of existing equity interests by WCAS and members of the Borrower's management) of at least $228.5 million in common equity (which shall consist of a net capital contribution of at least (x) approximately $105.75 million in common equity by KKR, (y) approximately $105.75 million in common equity by WCAS and physician investors and (z) approximately $16.5 million in common equity by members of the Borrower's management.

                  (c) The Administrative Agent shall be reasonably satisfied that all Existing Debt, other than the Debt identified on Schedule 3.01(c) or permitted under Section 5.02(b)(i), (ii), (iv), (v), (viii),
         (ix) or (x) (the "Surviving Debt"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished.

                  (d) Before giving effect to the Merger and the other transactions contemplated by this Agreement, there shall have occurred no material adverse change in the business, assets, properties, operations, financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole, since September 30, 1997.

                  (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Merger, this Agreement, any Working Capital Notes or any other Loan Document or is reasonably likely to impose materially burdensome conditions on the consummation of the transactions contemplated hereby.

                  (f) All governmental and third party consents and approvals necessary in connection with the Merger, the Loan Documents and the Related Documents and the transactions contemplated thereby shall have been obtained (without the imposition of any condition that is reasonably likely to impose materially burdensome conditions on the consummation of the transactions contemplated hereby) and shall remain in effect except for any such consents and approvals, the absence of which, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect; all applicable waiting periods under applicable law shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the Merger, the Loan Documents and the Related Documents and the transactions contemplated thereby.

                  (g) The Administrative Agent shall have received the fees referred to a separate letter agreement dated as of March 12, 1998 between the Borrower and the Administrative Agent.

                  (h) The Administrative Agent shall have received on or before the initial Credit Extension Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Working Capital Notes) in sufficient copies for each Lender Party:

                           (i) if requested by a Lender prior to the Closing
                  Date, a Working Capital Note payable to the order of such Lender.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of the Borrower and each other Loan Party approving each Loan Document and Related Document to which it is or is to be a party and the transactions contemplated thereby, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Merger, this Agreement, the Working Capital Notes and each other Loan Document.

                           (iii) A copy of a certificate of the Secretary of
                  State of the jurisdiction of its incorporation, dated reasonably near the initial Credit Extension Date, listing the charter of the Borrower and each other Loan Party and each amendment thereto on file in his office and certifying that
                  (A) such amendments are the only amendments to the Borrower's or such other Loan Party's charter on file in his office, (B) if applicable, the Borrower and each such other Loan Party have paid all franchise taxes to the date of such certificate and (C) if applicable, the Borrower and each other Loan Party are duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                           (iv) A certificate of the Borrower and each other
                  Loan Party, signed on behalf of the Borrower and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the initial Credit Extension Date (the statements made in which certificate shall be true on and as of the date of the initial Credit Extension
                  Date), certifying as to (A) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the certificate referred to in Section 3.01 (h)(iii),
                  (B) a true and correct copy of the bylaws of the Borrower and such other Loan Party as in effect on the date of the initial Credit Extension Date, (C) the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party, (D) the truth and accuracy of the representations and warranties contained in the Loan Documents in all material respects as though made on and as of the date of the initial Credit Extension Date, (E) the absence of any event occurring and continuing, or resulting from the initial Credit Extension Date, that constitutes a Default.

                           (v) A certificate of the Secretary or an Assistant
                  Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Agreement, the Working Capital Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                           (vi) A pledge agreement in substantially the form of
                  Exhibit E hereto (together with each other pledge agreement or Pledge Agreement Supplement delivered pursuant to Section 5.01(h), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Pledge Agreement"), duly executed by the Parent, the Borrower and each Guarantor, together with:

                                    (A) certificates representing 100% of the
                           issued and outstanding Capital Stock owned by the Borrower and the Guarantors of all of the Guarantor Subsidiaries, accompanied by undated stock powers executed in blank, and instruments evidencing the Pledged Debt referred to therein indorsed in blank,

                                    (B) copies of proper financing statements,
                           to be duly filed on or before the initial Credit Extension Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Pledge Agreement, covering the Collateral described in the Pledge Agreement,

                                    (C) completed requests for information,
                           dated on or before the initial Credit Extension Date, listing all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Parent, the Borrower or any other Loan Party as debtor, together with copies of such other financing statements,

                                    (D) evidence of the completion of all other
                           recordings and filings of or with respect to the Pledge Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created thereby, and

                                    (E) evidence that all other action that the
                           Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Pledge Agreement has been taken.

                           (vii) A guaranty in substantially the form of Exhibit
                  F hereto (together with each other guaranty or Guaranty Supplement delivered pursuant to Section 5.0 l(h), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Guaranty"), duly executed by each of the Guarantors.

                           (viii) Certified copies of each of the Related
                  Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all material agreements, instruments and other documents delivered in connection therewith.

                           (ix) A pro forma balance sheet of the Borrower and
                  its Subsidiaries as of March 31, 1998 after giving effect to the Merger and the other transactions contemplated hereby and reflecting estimated purchase price accounting adjustments, and such other information relating to the Merger as the Administrative Agent may reasonably require.

                           (x) Certificates, in substantially the form of
                  Exhibit H hereto, respectively, attesting to the Solvency of each of the Loan Parties after giving effect to the Merger and the other transactions contemplated hereby, from the chief financial officer of the Borrower or a nationally recognized valuation firm satisfactory to the Administrative Agent.

                           (xi) (A) A favorable opinion of Moore & Van Allen,
                  counsel for the Loan Parties, in substantially the form of Exhibit G-1 hereto, (B) a favorable opinion of Simpson, Thacher & Bartlett, special counsel for the Loan Parties, in substantially the form of Exhibit G-2 hereto and (C) a favorable opinion of Mariscal, Weeks, McIntyre & Friedlander, P.A., special Arizona counsel for the Loan Parties, in substantially the form of Exhibit G-3 hereto.

                           (xii) A favorable opinion of Shearman & Sterling,
                  counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                  SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) on the occasion of each Borrowing (including the initial Credit Extension Date), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true in all material respects (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case, as of such specific date; and

                  (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom.

                  SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the initial Credit Extension Date specifying its objection thereto and, if a Borrowing occurs on the initial Credit Extension Date, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Loan Parties - Due Organization. Good Standing: Corporate Power and Authority: Capital Stock. Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to be so qualified or in good standing could not be reasonably expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all material governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except to the extent that the absence of such requisite corporate power and authority could not be reasonably expected to have a Material Adverse Effect. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Parent free and clear of all Liens, except those created under the Collateral Documents.

                  (b) Loan Parties' Subsidiaries - Due Organization; Good Standing; Corporate Authorization and Authority; Capital Stock. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. Each Loan Party's Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to be so qualified or in good standing could not be reasonably expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except to the extent that the absence of such requisite corporate power and authority could not be reasonably expected to have a Material Adverse Effect.

                  (c) Due Authorization of Loan Documents; Non-Contravention, Etc. The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Merger and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's Constitutive Documents, (ii) violate any applicable provision of any material Requirement of Law applicable to such Loan Party or any of its material properties, or any material order, injunction, writ or decree of any Governmental Authority to which such Loan Party or any of its material properties is subject, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust or other financial instrument, or any material contract or agreement, binding on or affecting any Loan Party, any of its Subsidiaries or any of their material properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

                  (d) Governmental and Third Party Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Related Document to which it is or is to be a party, or for the consummation of the Merger or the other transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents,
         (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or
         (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
         Schedule 4.01 (d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

                  (e) Due Execution and Delivery: Binding Obligation. Each of the Related Documents has been, duly executed and delivered by each Loan Party party thereto and is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally or by general principles of equity.

                  (f) Litigation. Etc. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that has or could reasonably be expected to have a Material Adverse Effect.

                  (g) Historical Financial Statements. The Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1997, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1998, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present in all material respects, subject, in the case of said balance sheet as at March 31, 1998, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since September 30, 1997, there has been no Material Adverse Change.

                  (h) Pro Forma Financial Statements. The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at March 31, 1998, certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present in all material respects the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date, giving effect to the Merger and the other transactions contemplated hereby.

                  (i) Forecasts. The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which estimates and assumptions were believed to be reasonable and fair in the light of conditions existing at the time made, it being understood by the Lender Parties that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

                  (j) Other Information. Neither the Information Memorandum nor any other information, exhibit or report furnished on or prior to the Closing Date by any Loan Party to the Administrative Agent or any Lender Party in writing in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made herein and therein, taken as a whole, not misleading at such time in light of the circumstances in which the same were made, it being understood that for purposes of this Section 4.01(j), such factual information does not include projections and pro forma financial information.

                  (k) Compliance with Margin Retaliations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and following application of the proceeds of each Advance or drawing under each Letter of Credit, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(d) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt within the scope of Section 6.01 (e) will be Margin Stock.

                  (l) Investment Company Act. The Borrower is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (m) ERISA Compliance. Each Plan is in compliance with the terms thereof and the applicable provisions of ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); neither any Loan Party nor any ERISA Affiliate has incurred (or is reasonably expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or Section 4971 or 4975 of the
         Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to any Loan Party or any ERISA Affiliate; and no lien imposed under the Internal Revenue Code or ERISA on the assets of any Loan Party or any ERISA Affiliate exists on account of any Plan (or is reasonably likely to exist) nor has any Loan Party or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of any Loan Party or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the foregoing representations and warranties in this Section 4.01 (m) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 4.01 (m), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 4.01 (m), other than any made with respect to (a) liability under Section 4201 or 4204 of ERISA or (b) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

                  (n) Environmental Matters. (i) Other than instances of noncompliance that could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which the Borrower and each of its Subsidiaries are currently doing business (including, without limitation, having obtained all material Environmental Permits required under Environmental Laws.

                  (ii) Neither the Borrower nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned real estate or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.

                  (o) Title to Properties. The Borrower and each of its Subsidiaries has good title to, or leasehold interests in, all property necessary for the conduct of their respective businesses free and clear of all Liens (other than any Liens permitted by this Agreement), except where the failure to have such good title or leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (p) Taxes. The Borrower, its Subsidiaries and all other corporations with whom the Borrower or any Subsidiary join in the filing of a consolidated return have filed all Federal income tax returns and other material tax returns and reports, domestic and foreign, required to be filed, and have paid all material taxes, assessments, fees and other governmental charged levied or imposed upon them or their properties, income or assets otherwise due and payable, except those not yet delinquent or which are being contested in good faith. The Borrower, each of its Subsidiaries and each such other corporation with whom the Borrower or any Subsidiary joins in the filing of a consolidated return have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of all such material taxes, assessments, fees and charges relating to all prior taxable years and the current taxable year of the Borrower, each of its Subsidiaries and each such other corporation with whom the Borrower or any Subsidiary joins in the filing of a consolidated return. To the best knowledge of the Borrower, there is no proposed tax assessment against the Borrower, any Subsidiary or any such other corporation with whom the Borrower or any Subsidiary joins in the filing of a consolidated return that could reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws. Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable statutes, regulations and other Requirements of Law, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.

                  (b) Payment of Taxes. Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property prior to the date on which material penalties attach thereto and (ii) all lawful material claims that, if unpaid, might by law become a material Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves (in the good faith judgment of the management of the Borrower or such Subsidiary) are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and an execution, foreclosure or similar proceeding shall have been commenced which, if determined adversely to the Borrower or any of its Subsidiaries would, either individually or together with all other such Liens, reasonably be expected to have a Material Adverse Effect.

                  (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with insurance companies or associations that the Borrower believes are responsible and reputable at the time the relevant coverage is placed or renewed, in such amounts and covering such risks (and with such risk retentions) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                  (d) Preservation of Corporate Existence. Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, corporate rights and franchises, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate the Merger and any other merger or consolidation permitted under Section 5.02(c) or any sale or disposition permitted under Section 5.02(d); provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

                  (e) Visitation Rights. At any reasonable time and from time to time, upon reasonable notice and during normal business hours, permit officers and designated representatives of the Administrative Agent or the Required Lenders, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants, provided that the Borrower may, if it so chooses, be present at or participate in any such discussion.

                  (f) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, in each case consistent with past practice, and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

                  (g) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than any Subsidiary or Included Entity) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than (i) reasonable and customary fees paid to members of the board of directors of the Borrower and/or its Subsidiaries and
         (ii) the payment of customary annual fees to KKR and/or its Affiliates for management, consulting and financial services rendered to the Borrower and its Subsidiaries and investment banking fees paid to KKR and/or its Affiliates for services rendered in connection with divestitures, acquisitions and financings and other transactions.

                  (h) Covenant to Guarantee Obligations and Give Security. Upon the formation or acquisition of any new direct or indirect Guarantor Subsidiaries by any Loan Party, then the Borrower shall, in each case at the Borrower's expense:

                           (i) in connection with the formation or acquisition
                  or a Guarantor Subsidiary, within 20 days after such formation or acquisition, cause each such Guarantor Subsidiary, to duly execute and deliver to the Administrative Agent a Guaranty Supplement under which such Subsidiary guarantees payment of all of the obligations of the Borrower under the Loan Documents,

                           (ii) within 20 days after any such formation or
                  acquisition, cause the Borrower or the applicable Subsidiary to pledge the stock of such Guarantor Subsidiary and to execute and deliver a Pledge Agreement Supplement covering such stock or a new pledge agreement in substantially the form of the Pledge Agreement or otherwise in form and substance satisfactory to the Administrative Agent, pledging 100% of the issued and outstanding Capital Stock owned by the Borrower and its Subsidiaries in such Guarantor Subsidiary, together with delivery to the Administrative Agent of certificates representing such pledged stock accompanied by undated stock powers executed in blank,

                           (iii) within 20 days after such request, take
                  whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) as may be reasonably necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Pledge Agreement Supplement or pledge agreement delivered pursuant to this Section 5.01 (h), enforceable against all third parties in accordance with their terms, and

                           (iv) within 60 days after such request, deliver to
                  the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent, of counsel for the Borrower reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such guarantees and pledge agreements being legal, valid and binding obligations of the Borrower and its Subsidiaries enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request.

                  (i) Change in Business. The Borrower shall, and shall cause its Subsidiaries to, taken as a whole, engage primarily in (a) the lines of business carded on by the Borrower and its Subsidiaries on the Closing Date and/or (b) businesses or activities reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, except:

                           (i) Liens created under the Loan Documents;

                           (ii) Permitted Liens;

                           (iii) Liens existing on the date hereof and described
                  on Schedule 5.02(a) hereto;

                           (iv) purchase money Liens upon or in real property or
                  equipment acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such property or equipment or Liens to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved (except that, in the case of Debt of a Subsidiary that owns, operates or manages a hospital, medical practice or diagnostic facility (other than Diagnostics and Physician Management), the holder of such Debt may have a Lien on the other assets of such hospital, medical practice or diagnostic facility (as the case may be), and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; provided further, that if such Lien is incurred by the Borrower, the aggregate principal amount of the Debt secured by such Liens shall not exceed the aggregate amount permitted under Section 5.02(b)(iv);

                           (v) Liens arising in connection with Capitalized
                  Leases permitted under Section 5.02(b)(v); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                           (vi) Liens on assets of any Subsidiary that owns,
                  operates or manages a hospital, medical practice or diagnostic facility securing Debt under a working capital facility for such Subsidiary;

                           (vii) Liens on property of a Person existing at the
                  time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

                           (viii) other Liens affecting property with an
                  aggregate fair value not to exceed $15,000,000, provided that no such Lien shall extend to or cover any Collateral; and

                           (ix) the replacement, extension or renewal of any
                  Lien permitted hereunder upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby (except as expressly permitted hereunder).

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                           (i) Debt in respect of Hedge Agreements designed to
                  hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice;

                           (ii) (A) Debt owed to any other Loan Party, which
                  Debt (x) shall constitute Pledged Debt and (y) shall be evidenced by promissory notes and such promissory notes shall be pledged as security for the Obligations under the Loan Documents of the holder thereof and delivered to the Administrative Agent pursuant to the terms of the Pledge Agreement; and (B) Debt set forth on Schedule 5.02(b)

                           (iii) Debt under the Loan Documents;

                           (iv) (A) in the case of Liens permitted by Section
                  5.02(a)(iv) and Section 5.02(a)(vi) and incurred by a Subsidiary of the Borrower (other than Diagnostics and Physician Management), Debt secured by such Liens and (B) in the case of other Liens permitted by Section 5.02(a)(iv) incurred by the Borrower,

                  Debt not to exceed (together with the Debt permitted by clause
                  (xi) below) an aggregate amount equal to $25,000,000 at any time outstanding;

                           (v) Capitalized Leases entered into by Subsidiaries
                  of the Borrower (other than Diagnostics and Physician Management), provided that each such Capitalized Lease relates to the equipment used in a hospital, medical practice or diagnostic facility;

                           (vi) the Surviving Debt, and any Debt extending the
                  maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing;

                           (vii) Debt of any Person existing at the time such
                  Person is merged into or consolidated with, or acquired by, the Borrower or any Subsidiary or becomes a Subsidiary of the Borrower in accordance with the provisions of Section 5.02(e)(x); provided, however, that such Debt was not incurred in contemplation of such merger, consolidation or investment; provided further that neither the Borrower nor any Subsidiary (other than such Person or the Subsidiary with which such Person is merged) is liable for such Debt (except as otherwise permitted by the other provisions of this Section 5.02(b));

                           (viii) endorsement of negotiable instruments for
                  deposit or collection or similar transactions in the ordinary course of business;

                           (ix) Debt consisting of Contingent Obligations in the
                  ordinary course of business in respect of the Obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;

                           (x) Debt consisting of Contingent Obligations in
                  respect of Debt of the Subsidiaries of the Borrower (to the extent such Debt is permitted under the terms of this Agreement) and the Included Entities;

                           (xi) other Debt of the Borrower (together with the
                  Debt permitted by clause (iv)(B) above) outstanding in an aggregate amount not to exceed $25,000,000 at any time outstanding;

                           (xii) other Debt of the Borrower outstanding in an
                  aggregate amount not to exceed $50,000,000 at any time outstanding, provided that the proceeds of such Debt shall be advanced by the Borrower to its Subsidiaries for the acquisition or construction of a hospital, medical practice or diagnostic facility or shall be used to refinance Debt assumed in connection with the acquisition of a hospital, medical practice or diagnostic facility;

                           (xiii) Debt of Diagnostics and Physician Management
                  in an aggregate principal amount not to exceed $20,000,000;
                  and

                           (xiv) other Debt (other than intercompany Debt) of
                  the Subsidiaries of the Borrower (other than Diagnostics and Physician Management).

                  (c) Mergers. Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) the Borrower and its Subsidiaries may consummate the Merger, (ii) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Subsidiary, (iii) in connection with any acquisition permitted under Section 5.02(e), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person formed by such merger or consolidation shall be a Subsidiary of the Borrower, and (iv) any of the Borrower's Subsidiaries may merge into the Borrower; provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger or consolidation to which any Loan Party is a party, the corporation formed by such consolidation or into which such Loan Party shall be merged shall, at the effective time of such merger or consolidation, (A) assume such Loan Party's Obligations under the Loan Documents and performance of such Loan Party's covenants under the Loan Documents to which it is a party in a writing satisfactory in form and substance to the Required Lenders and (B) if a party to the Pledge Agreement, take or have taken all action required by Section 6 of the Pledge Agreement, and take or have taken such other action as may be necessary or desirable, or as the Administrative Agent may request, in order to preserve the Lien, and continue the perfection thereof with the same priority, as granted and provided for or purported to be granted and provided for by the Pledge Agreement.

                  (d) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                           (i) sales, transfers or other dispositions of used or
                  surplus equipment, vehicles, inventory or other assets in the ordinary course of its business,

                           (ii) in a transaction authorized by subsection (c) of
                  this Section,


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

                           (iii) (A) sales of assets for fair value in an
                  aggregate amount not to exceed $65,000,000 during the term of this Agreement and (B) the sale of the hospital located in Tucson, Arizona, and

                           (iv) any Subsidiary may sell or otherwise transfer
                  its assets (upon voluntary liquidation or otherwise) to the Borrower, the Borrower or any Loan Party may sell or otherwise transfer its assets (upon voluntary liquidation or otherwise) to any Loan Party and any Subsidiary (other than a Loan Party) may sell or otherwise transfer its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary, provided that in the case of sales of assets pursuant to clause (iii) above, the Borrower shall, on the date of receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount set forth in, Section 2.06(b)(i), as specified therein.

                  (e) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except,

                           (i) Investments existing on the date hereof and
                  described on Schedule 5.02(e) and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause is not increased at any time above the amount of such Investments existing on the date hereof;

                           (ii) (A) loans and advances to employees in the
                  ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount for all such loans and advances not to exceed $5,000,000 at any time outstanding and (B) other loans and advances to employees for the purchase of capital stock of the Borrower;

                           (iii) Investments by the Borrower and its
                  Subsidiaries in Cash Equivalents;

                           (iv) Investments in Hedge Agreements permitted under
                  Section 5.02(b)(i);

                           (v) Investments consisting of intercompany Debt
                  permitted under Section 5.02(b)(ii);

                           (vi) Investments received in connection with the
                  bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with customers arising in the ordinary course of business;

                           (vii) (A) Investments (other than Investments
                  consisting of loans or advances) in Subsidiaries and (B) Investments by the Borrower and any other Loan Party in Subsidiaries consisting of loans or advances to Subsidiaries so long as, in the case of any Subsidiary that operates or manages a hospital, such Investment (x) shall constitute Pledged Debt and (y) shall be evidenced by promissory notes and such promissory notes shall be pledged as security for the obligations under the Loan Documents of the holder thereof and delivered to the Administrative Agent pursuant to the terms of the Pledge Agreement;

                           (viii) Investments by the Borrower or any other Loan
                  Party in Included Entities consisting of loans or advances to Included Entities so long as such Investment (x) shall constitute Pledged Debt and (y) shall be evidenced by promissory notes and such promissory notes shall be pledged as security for the obligations under the Loan Documents of the holder thereof and delivered to the Administrative Agent pursuant to the terms of the Pledge Agreement;

                           (ix) Investments (other than Investments consisting
                  of loans or advances) in Included Entities in an aggregate amount for each Included Entity of up to $10,000,000;

                           (x) Investments constituting the acquisition (by
                  merger or otherwise) of a Person or the assets or a business unit thereof so long as such Person becomes a direct or indirect Subsidiary of the Borrower or a direct or indirect Subsidiary of the Borrower holds such assets or business unit; provided, however, that with respect to all such Investments
                  (x) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom, (y) any business acquired or invested in pursuant to this clause shall comply with the requirements of Section
                  5.01 (i), and (z) immediately after giving effect to the acquisition of a company or a business pursuant to this clause, the Borrower and its Subsidiaries shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the relevant financial statements delivered pursuant to Section 5.03(b) or (c), as though such acquisition had occurred at the beginning of the Measurement Period covered thereby, as evidenced by a certificate of the chief financial officer of the Borrower furnished to the Lender Parties demonstrating such compliance;

                           (xi) Investments constituting non-cash proceeds of
                  asset sales and dispositions to the extent permitted by
                  Section 5.02(d)(iii); and

                           (xii) additional Investments in an aggregate amount
                  not to exceed the sum of $25,000,00 plus the Available Additional Amount outstanding at such time (after giving effect to returns of capital thereon prior to the time of the determination thereof).

                  (f) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, return any capital to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of the Borrower or any warrants, rights or options to acquire such Capital Stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                           (i) the Borrower may (A) declare and pay dividends
                  and distributions payable only in common stock of the Borrower and (B) redeem in whole or in part any Capital Stock of the Borrower for another class of Capital Stock or rights to acquire Capital Stock of the Borrower for another class of Capital Stock or rights to acquire Capital Stock of the Borrower or with proceeds from substantially concurrent equity contributions or issuances of new shares of Capital Stock, provided that such other class of Capital Stock contains terms and provisions at least as advantageous to the Lender Parties as those contained in the Capital Stock redeemed thereby,

                           (ii) the Borrower or any Subsidiary may, and may pay
                  dividends to the Parent to, repurchase shares of its Capital Stock (and/or options or warrants in respect thereof) held by its officers, directors and employees so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements, provided that any such dividends paid to the Parent shall be used solely for such purpose,

                           (iii) the Borrower may declare and pay cash dividends
                  to the Parent in amounts required for the Parent to pay taxes and to pay administrative and similar expenses incurred in connection with its ownership of the Borrower in an aggregate amount, in the case of administrative and similar expenses, not to exceed $1,000,000 in any Fiscal Year,

                           (iv) any wholly-owned Subsidiary of the Borrower may
                  declare and pay cash dividends to any Person entitled thereto,

                           (v) any non-wholly-owned Subsidiary may declare and
                  pay pro rata cash dividends and distributions to its stockholders and/or equity owners, and

                           (vi) any non-wholly owned Subsidiary may repurchase
                  any portion of its Capital Stock pursuant to the terms of any management, partnership, equity or other agreement affecting the ownership or control of such Subsidiary.

                  (g) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt of the Borrower.

                  (h) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture which is not a limited liability entity.

                  (i) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions other than in the ordinary course of business.

                  (j) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

         RELEVANT PERIOD                        AMOUNT

     Closing Date - 9/30/98                   $50,000,000
        10/1/98 - 9/30/99                    $100,800,000
        10/1/99 - 9/30/00                    $121,900,000
        10/1/00 - 9/30/01                    $125,500,000
        10/1/01 - 9/30/02                    $129,100,000
        10/1/02 - 9/30/03                    $132,700,000
        10/1/03 - 9/30/04                    $136,300,000


         Notwithstanding anything to the contrary contained in this Section 5.02(j), to the extent that Capital Expenditures made by the Borrower and its Subsidiaries during any Fiscal Year are less than the maximum amount permitted to be made for such Fiscal Year in accordance with the foregoing, 100% of such unused amount (each such amount, a "carry-forward amount") may be carried forward to the immediately succeeding Fiscal Year and utilized to make Capital Expenditures in such succeeding Fiscal Year in the event the amount permitted in accordance with the foregoing in such succeeding Fiscal Year has been used (it being understood and agreed that no carry-forward amount may be carried forward beyond the Fiscal Year immediately succeeding the Fiscal Year in which it arose and that no portion of the carry-forward amount for any Fiscal Year may be used until the entire amount of Capital Expenditures permitted to be made in such Fiscal Year (without giving effect to such carry-forward amount) shall be made). The Borrower and its Subsidiaries may also make Capital Expenditures in any Fiscal Year, in addition to the maximum amount permitted to be made for such Fiscal Year in accordance with the foregoing, in an amount equal to 50% of the maximum amount (each such amount, a "carry-back amount") permitted to be made for the immediately succeeding Fiscal Year in accordance with the foregoing chart (it being understood and agreed that the maximum amount of Capital Expenditures permitted to be made in such next succeeding Fiscal Year, in accordance with the foregoing chart, shall be reduced by the carry-back amount used in such prior Fiscal Year). The Borrower and its Subsidiaries may also make Capital Expenditures in respect of the Additional Hospital in an aggregate amount not to exceed $60,000,000; provided, however, that, prior to the making of any Capital Expenditure by the Borrower and its Subsidiaries in respect of the Additional Hospital, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer designating a specific hospital as the "Additional Hospital" for purposes of this Section 5.02(j) and certifying as to the amount of Capital Expenditures made by the Borrower and its Subsidiaries in respect of the Additional Hospital.

                  (k) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary other than
         (x) the organization of or investment in a Guarantor Subsidiary and (y) the organization of or investment by a Guarantor Subsidiary, or a Subsidiary that is a direct or indirect Subsidiary of a Guarantor Subsidiary, in another Subsidiary.

                  SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agent and the Lender
Parties:

                  (a) Default Notice. Promptly upon any Responsible Officer of the Borrower or any of its Subsidiaries obtaining knowledge thereof, notice of the occurrence of (i) each Default or (ii) any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) Annual Financials. (i) As soon as available and in any event within 90 days after the end of each Fiscal Year in respect of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, accompanied, in the case of such Consolidated financial statements, by an opinion (which shall be unqualified as to going concern and scope of audit) of Ernst & Young LLP or other independent public accountants of recognized standing, (ii) as soon as available and in any event within 90 days after the end of each fiscal year of an Included Entity which has received Medicare certification, a copy of the annual audit report for such year for such Included Entity, including therein a Consolidated balance sheet of such Included

         Entity and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of such Included Entity and its Subsidiaries for such Fiscal Year, accompanied by an opinion (which shall be unqualified as to going concern and scope of audit) of independent public accountants of recognized standing, and (iii) as soon as available and in any event within 90 days after the end of each fiscal year of an Included Entity which has not received Medicare certification, a copy of the annual report for such Included Entity, including therein a Consolidated balance sheet of such Included Entity and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of such Included Entity and its Subsidiaries for such Fiscal Year, duly certified by an officer of such Included Entity in accordance with GAAP, together, in the case of clause (i), with (x) a statement of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (y) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (z) a certificate of a Responsible Officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                  (c) Quarterly Financials. (i) As soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year in respect of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP (subject to year-end adjustments) and (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of an Included Entity, a Consolidated balance sheet of such Included Entity and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of such Included Entity and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of such Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an officer of such Included Entity in accordance with GAAP, together, in the case of clause (i), with (x) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (y) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

                  (d) Annual Forecasts. As soon as available and in any event no later than 30 days after the beginning of each Fiscal Year, forecasts prepared by management of the Borrower, in reasonable detail and in form customarily prepared by management of the Borrower for its internal use and setting forth an explanation for the principal assumptions on which such forecasts were based, of balance sheets, income statements and cash flow statements (in each case of the Borrower and its Subsidiaries and the Included Entities) on a quarterly basis for each Fiscal Year thereafter until the Termination Date.

                  (e) Securities Reports. Promptly after the sending or filing thereof, copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange (in each case to the extent not theretofore delivered to the Lender Parties pursuant to this Agreement), and with reasonable promptness such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender party may reasonably request in writing from time to time.

                  (f) ERISA. Promptly after any Loan Party or any ERISA Affiliate obtains knowledge of the occurrence of any of the following events that individually or in the aggregate, would be reasonably likely to result in liability that would have a Material Adverse Effect, a certificate of a Responsible Officer of the Borrower setting forth details as to such occurrence and the action, if any, that any Loan Party or any ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by or received by any Loan Party, any ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto that an ERISA Event has occurred or is reasonably likely to occur.

                  (g) Environmental Conditions. Promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

                           (i) notice of any pending or threatened Environmental
                  Action against the Borrower or any of its Subsidiaries or any Real Estate (as defined below);

                           (ii) notice of any condition or occurrence on any
                  Real Estate that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any Real Estate;

                           (iii) notice of any condition or occurrence on any
                  Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

                           (iv) notice of the taking of any removal or remedial
                  action in response to the actual or alleged presence of any Hazardous Material on any Real Estate.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto. The term "Real Estate" shall mean land, buildings and improvements owned or leased by the Borrower or any of its Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

                  SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

                  (a) Leverage Ratio. Maintain at the end of each fiscal quarter of the Borrower a Leverage Ratio of not more than the amount set forth below for each four Fiscal Quarter period ending in the month set forth below:

                                   PERIOD ENDING IN                  RATIO
                                   ----------------                  -----

                              September 1998                         4.50:1

                              December 1998                          4.75:1

                              March 1999                             4.75:1

                              June 1999                              4.75:1

                              September 1999                         4.75:1

                              December 1999                          5.00:1

                              March 2000                             4.75:1

                              June 2000                              4.75:1

                              September 2000                         4.50:1

                              December 2000                          4.50:1

                              March 2001                             4.50:1

                              June 2001                              4.50:1

                              September 2001                         4.25:1

                              December 2001                          4.00:1

                              March 2002                             4.00:1

                              June 2002                              4.00:1

                              September 2002                         4.00:1

                              December 2002                          3.50:1

                              March 2003                             3.50:1

                              June 2003                              3.50:1

                              September 2003                         3.50:1

                              December 2003                          3.50:1

                              March 2004                             3.50:1

                              June 2004                              3.50:1

                              September 2004                         3.50:1

                              December 2004                          3.50:1

                  (b) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower an Interest Coverage Ratio of not less than the amount set forth below for each four Fiscal Quarter period ending in the month set forth below:

                                   PERIOD ENDING                    RATIO
                                   -------------                    -----

                              September 1998                        3.25:1

                              December 1998                         3.10:1

                              March 1999                            3.10:1

                              June 1999                             3.10:1

                              September 1999                        2.70:1

                              December 1999                         2.25:1

                              March 2000                            2.25:1

                              June 2000                             2.20:1

                              September 2000                        2.25:1

                              December 2000                         2.25:1

                              March 2001                            2.25:1

                              June 2001                             2.25:1

                              September 2001                        2.25:1

                              December 2001                         2.25:1

                              March 2002                            2.25:1

                              June 2002                             2.25:1

                              September 2002                        2.50:1

                              December 2002                         2.50:1

                              March 2003                            2.50:1

                              June 2003                             2.50:1

                              September 2003                        2.50:1

                              December 2003                         2.50:1

                              March 2004                            2.50:1

                              June 2004                             2.50:1

                              September 2004                        2.50:1

                              December 2004                         2.50:1


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default;") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five days after the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect on the date as of which made or deemed made; or

                  (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(h), 5.02, 5.03(a)(i) or 5.04; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

                  (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or in the case of any Hedge Agreement, an Agreement Value) of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or a prepayment or redemption required thereunder other than as a result of a default thereunder), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries or any Included Entity shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (h) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(h) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

                  (i) any Collateral Document after delivery thereof pursuant to
         Section 3.01 or 5.01 (h) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                  (j) a Change of Control shall occur; or

                  (k) (i) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Internal Revenue Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); or any Loan Party or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or
         4975 of the Internal Revenue Code (including the giving of written notice thereof); and (ii) there results from any event or events set forth in clause (i) of this Section 701(1) the imposition of a lien, the granting of a security interest, or a liability; and (iii) such lien, security interest or liability will or would be reasonably likely to result in a liability of any Loan Party or any ERISA Affiliate of $20,000,000 or more;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Working Capital Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to the Issuing Bank, direct the Issuing Bank to deliver a Termination Notice to the beneficiary of each Standby Letter of Credit issued by it, and the Issuing Bank shall deliver such Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03 (c)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Working Capital Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Lender Parties in same day funds at the Agent's office designated in such demand, for deposit in a cash collateral account, securing the Obligations of the Borrower in respect of the Letter of Credit Facility, in favor of the Collateral Agent on terms and conditions satisfactory to the Administrative Agent, an amount equal to the aggregate Available Amount of all Letters of Credit then out standing. If at any time the Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in such cash collateral account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, the Issuing Bank (if applicable) and a potential Hedge Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Working Capital Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Working Capital Notes; provided, however, that the Administrative Agent shall not be required to take any action (i) that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable Requirements of Law or (ii) as to which the Administrative Agent has not received adequate security or indemnity (whether pursuant to Section
7.05 or otherwise). If the security or indemnity furnished to the Administrative Agent for any purpose under or in respect of the Loan Documents shall, in the good faith opinion of the Administrative Agent, be insufficient or become impaired, then the Administrative Agent may require additional security or indemnity and cease, or not commence, to follow the directions or take the actions indemnified against until such additional security or indemnity is furnished. The Administrative Agent hereby agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  (b) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lender Parties (in its capacities as a Lender, the Issuing Bank (if applicable) and a potential Hedge Bank) hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent may from time to time in its discretion appoint any of the other Lender Parties or any of the Affiliates of a Lender Party to act as its co-agent or sub-agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Administrative Agent. In this connection, the Administrative Agent, as "collateral agent", and such co-agents and sub-agents shall be entitled to the benefits of all provisions of this Article VII (including, without limitation, Section 7.05, as though such co-agents or sub-agents were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

                  (c) The Syndication Agent shall not have any powers or discretion under this Agreement or any of the other Loan Documents other than those bestowed upon it as a co-agent or sub-agent from time to time by the Administrative Agent pursuant to subsection (b) of this Section 7.01, and each of the Lender Parties hereby acknowledges that the Syndication Agent shall not have any liability under this Agreement or any of the other Loan Documents.

                  SECTION 7.02. Administrative Agent's Reliance. Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. Without limitation of the generality of the immediately preceding sentence, the Administrative Agent: (a) may treat the payee of any Working Capital Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Working Capital Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property or assets (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. NationsBank, NMS and Affiliates. With respect to its Commitments, the Advances made by it and the Working Capital Note or Working Capital Notes issued to it, NationsBank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include NationsBank in its individual capacity. NationsBank, NMS and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if NationsBank and NMS were not the Agents and without any duty to account therefor to the Lender Parties.

                  SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. In the case of any claim, investigation, litigation or proceeding for which indemnity under this Section 7.05(a) applies, such indemnity shall apply whether or not such claim, investigation, litigation or proceeding is brought by the Administrative Agent, any of the other Agents, any of the Lender Parties or a third party. Without limitation of the foregoing, each Lender severally agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Lenders ratably in accordance with their respective Working Capital Commitments. If any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Administrative Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  (b) Each Lender severally agrees to indemnify the Issuing
Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender's Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. In the case of any claim, investigation, litigation or proceeding for which indemnity under this Section 7.05(b) applies, such indemnity shall apply whether or not such claim, investigation, litigation or proceeding is brought by the Issuing Bank, any of the other Lender Parties or a third party. Without limitation of the foregoing, each Lender severally agrees to reimburse the Issuing Bank promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. The failure of any Lender to reimburse the Issuing Bank promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lenders to the Issuing Bank as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Issuing Bank for its Pro Rata Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Issuing Bank for such other Lender's Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least

$250,000,000. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this Section 7.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Administrative Agent's resignation or removal shall become effective, (b) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties and obligations of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above in this Section 7.06. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the ret Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Working Capital Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly adversely affected thereby (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the initial Borrowing or the initial issuance of a Letter of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) amend this Section 8.01, (iv) increase the Commitment of such Lender or subject such Lender to any additional Obligations, (v) reduce the principal of, or interest on, the Working Capital Notes or any fees payable hereunder or (vi) postpone any date fixed for any scheduled payment of principal, or interest on, the Working Capital Notes or any fees payable hereunder; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Supermajority Lenders, (x) release all or substantially all of the Collateral in any transaction or series of related transactions (other than any transaction permitted by this Agreement) or (y) reduce or limit the Obligations of any Guarantor under Section 1 of the Guaranty or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (other than by virtue of a release of such Guarantor as permitted by the Guaranty); provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, to its address at 7621 Little Avenue, Suite 106, Charlotte, NC 28226, Attn: Richard J. Post, with a copy to KKR at 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94205, Attn:
Edward A. Gilhuly and a copy to WCAS at 320 Park Avenue, Suite 2500, New York, NY 10022, Attn: Paul B. Queally; if to any Initial Lender or the Initial Issuing Bank, to its Base Rate Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, to its Base Rate Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, to its address at 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: Charles R. Dickerson; or, as to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent pursuant to this
Section 8.02. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Sections 2.02, 2.03, 2.05, 2.06(a) and (b) and
2.09 and with respect to selected Interest Periods in respect of Eurodollar Rate Advances shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Working Capital Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Working Capital Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs, Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

=================================================================================================================================
NAME OF INITIAL LENDER        WORKING CAPITAL      LETTER OF CREDIT     DOMESTIC LENDING OFFICE         EURODOLLAR LENDING OFFICE
                              COMMITMENT           COMMITMENT
=================================================================================================================================
NationsBank, N.A.             $ 22,500,000         $25,000,000          101 South Tryon Street          101 South Tryon Street
                                                                        Charlotte, NC 28255             Charlotte, NC 28255
---------------------------------------------------------------------------------------------------------------------------------
Centura Bank                  $ 22,500,000                              134 N. Church Street            134 N. Church Street
                                                                        Rocky Mount, NC 27802           Rocky Mount, NC 27802
---------------------------------------------------------------------------------------------------------------------------------
Bankers Trust Company         $ 15,000,000                              One Bankers Trust Plaza         One Bankers Trust Plaza
                                                                        14th Floor                      14th Floor
                                                                        New York, NY 10006              New York, NY 10006
---------------------------------------------------------------------------------------------------------------------------------
Creditanstalt Corporate       $ 15,000,000                              Two Ravinia Drive               Two Ravinia Drive
Finance, Inc.                                                           Suite 1680                      Suite 1680
                                                                        Atlanta, GA 30346               Atlanta, GA 30346
---------------------------------------------------------------------------------------------------------------------------------
Rabobank Nederland            $ 15,000,000                              245 Park Avenue                 245 Park Avenue
                                                                        New York, NY 10167              New York, NY 10167
---------------------------------------------------------------------------------------------------------------------------------
The Fuji  Bank, Limited,      $ 10,000,000                              2 World Trade Center            2 World Trade Center
New York Branch                                                         New York, NY 10048              New York, NY 10048
---------------------------------------------------------------------------------------------------------------------------------
TOTAL COMMITMENTS             $100,000,000        $25,000,000
=================================================================================================================================

                                Schedule 2.01(b)

Existing Letters of Credit

         In the amount of $687,500 issued in favor of Health Care REIT, Inc., in connection with the Loan Agreement dated August 19, 1994 by and between MedCath of McAllen Limited Partnership and Health Care REIT, Inc.

         In the amount of $1,450,000 issued in favor of Health Care REIT, Inc., in connection with the Loan Agreement dated December 7, 1995 by and between MedCath of Little Rock, L.L.C. and Health Care REIT, Inc.

         In the amount of $883,000 issued in favor of Health Care Property Investors, Inc. in connection with the Loan Agreement dated November 12, 1997 by and between Heart Hospital IV, L.P. and Health Care Property Investors, Inc.

                                Schedule 3.01(c)

Surviving Debt.

         Outstanding Debt

                  Borrower                                    Lender                    Amount due as of closing
                  --------                                    ------                    ------------------------
MedCath Incorporated                                Pacific Cardiovascular           $150,000 plus accrued interest
                                                    Associates Medical Group, Inc.   from 7/21/98

MedCath Incorporated                                GE Medical Systems               $465,416 plus accrued interest
                                                                                     from 7/2/98

MedCath Incorporated                                MetLife Capital Corporation      $6,452,858 plus accrued
                                                                                     interest from 7/1/98

Medcath Diagnostics, Inc.                           Heart South Imaging, Inc.        $65,953 plus accrued interest
                                                                                     from 7/21/98

Cardiac Services, Inc.                              First of America Bank            $20,551 plus accrued interest
                                                                                     from 7/1/98

MedCath of McAllen Limited Partnership              Health Care REIT, Inc.           $13,683,133 plus accrued
                                                                                     interest from 7/21/98

MedCath of McAllen Limited Partnership              GE Medical Systems               $6,310,770 plus accrued
                                                                                     interest from 7/15/98

MedCath of McAllen Limited Partnership              Prime Leasing, Inc.              $1,155,991 plus accrued
                                                                                     interest from 7/21/98

MedCath of McAllen Limited Partnership              IBM Leasing, Inc.                $95,353 plus accrued interest
                                                                                     from 7/1/98

MedCath of McAllen Limited Partnership              Texas State Bank                 $392,680 plus accrued interest
                                                                                     from 7/6/98

MedCath of Little Rock, L.L.C.                      Health Care REIT, Inc.           $29,000,000 plus accrued
                                                                                     interest from 7/1/98

MedCath of Little Rock, L.L.C.                      Prime Leasing, Inc.              $11,315,843 plus accrued
                                                                                     interest from 7/1/98

MedCath of Little Rock, L.L.C.                      Scimed, Inc.                     $18,553 plus accrued interest
                                                                                     from 7/1/98

MedCath of Little Rock, L.L.C.                      Tokai Financial Services, Inc.   $884,236 plus accrued interest
                                                                                     from 7/1/97

                                Schedule 3.01(c)

Surviving Debt.

MedCath of Tucson, L.L.C.                           Capstone Capital Corporation     $17,032,224 plus accrued
                                                                                     interest from 7/1/98

MedCath of Tucson, L.L.C.                           US Bancorp, Inc.                 $13,841,132 plus accrued
                                                                                     interest from 7/1/98

MedCath of Tucson, L.L.C.                           Tokai Financial Services, Inc.   $228,391 plus accrued interest
                                                                                     from 7/17/97

Arizona Heart Hospital, L.L.C.                      Nationsbank                      $28,660,779 plus accrued
                                                                                     interest from 7/1/98

Arizona Heart Hospital, L.L.C.                      DVI Financial Services, Inc.     $16,626,859 plus accrued
                                                                                     interest from 7/14/98

Heart Hospital IV, LP                               Healthcare Property Investors,   $26,191,945 plus accrued
                                                    Inc.                             interest from 7/9/98

Heart Hospital IV, LP                               Tokai Financial Services, Inc    $295,249 plus accrued interest
                                                                                     from 7/1/97

Heart Hospital of BK, L.L.C.                        NationsBank                      $7,789,412 plus accrued
                                                                                     interest from 7/21/98

Heart Hospital of BK, L.L.C.                        Tokai Financial Services, Inc.   $288,391 plus accrued interest
                                                                                     from 7/21/97

Medcath Physician Management, Inc.                  National Bank of Arizona         $385,568 plus accrued interest
                                                                                     from 7/15/98

Medcath Managed Care, Inc.                          Various Lenders                  $109,147 plus accrued interest
                                                                                     from 7/9/97

                                Schedule 3.01(c)

Surviving Debt.

         Contingent Obligations

           Entity                               Obligee                              Amount and Description
           ------                               -------                              ----------------------
MedCath Incorporated                     Health Care REIT, Inc.                 $4,000,000 Corporate Guaranty of
                                                                                MedCath of McAllen Limited
                                                                                Partnership

MedCath Incorporated                     GE Medical Systems                     $2,325,431 Corporate Guaranty of
                                                                                MedCath of McAllen Limited
                                                                                Partnership

MedCath Incorporated                     Prime Leasing, Inc.                    $577,996 Corporate Guaranty of
                                                                                MedCath of McAllen Limited
                                                                                Partnership

MedCath Incorporated                     Health Care REIT, Inc.                 $8,325,000 Corporate Guaranty of
                                                                                MedCath of Little Rock, L.L.C.

MedCath Incorporated                     Prime Leasing, Inc.                    $8,486,882 Corporate Guaranty of
                                                                                MedCath of Little Rock, L.L.C.

MedCath Incorporated                     Tokai Financial Services, Inc.         $442,118 Corporate Guaranty of
                                                                                MedCath of Little Rock, L.L.C.

MedCath Incorporated                     Capstone Capital Corporation           $17,032,224 Corporate Guaranty of
                                                                                MedCath of Tucson, L.L.C.

MedCath Incorporated                     US Bancorp, Inc.                       $6,920,566 Corporate Guaranty of
                                                                                MedCath of Tucson, L.L.C.

MedCath Incorporated                     Tokai Financial Services, Inc.         $144,196 Corporate Guaranty of
                                                                                MedCath of Tucson, L.L.C.

MedCath Incorporated                     Nationsbank                            $28,660,779 Corporate Guaranty of
                                                                                Arizona Heart Hospital, L.L.C.

MedCath Incorporated                     DVI Financial Services, Inc.           $8,313,430 Corporate Guaranty of
                                                                                Arizona Heart Hospital, L.L.C.

MedCath Incorporated                     Healthcare Property Investors, Inc.    $26,191,945 Corporate Guaranty of
                                                                                Heart Hospital IV, LP

                                Schedule 3.01(c)

Surviving Debt.

MedCath Incorporated                     Tokai Financial Services, Inc.         $147,625 Corporate Guaranty of Heart
                                                                                Hospital IV, LP

MedCath Incorporated                     NationsBank                            $7,789,412 Corporate Guaranty
                                                                                of Heart Hospital of BK, L.L.C.

MedCath Incorporated                     Tokai Financial Services, Inc.         $144,196 Corporate Guaranty of Heart
                                                                                Hospital of BK, L.L.C.

                                Schedule 4.01(b)

Subsidiaries.

                                                                                        # of Shares
     Name of Subsidiary                                       State of Incorporation      of Stock      Ownership %
-------------------------------------------------------------------------------------------------------------------
*    AHH Management, Inc.                                         North Carolina            100             100%
         Arizona Heart Hospital, L.L.C.                           North Carolina            N/A              51%
*    DTO Management, Inc.                                         North Carolina            100             100%
         Heart Hospital of DTO, L.L.C.                            North Carolina            N/A              35%
     Gaston Cardiology Services, L.L.C.                           North Carolina            N/A              60%
*    HHBF, Inc.                                                   North Carolina           1,000            100%
         MedCath of BK, L.L.C.                                    North Carolina            N/A              51%
*    Hospital Management IV, Inc.                                 North Carolina            100             100%
         Heart Hospital IV, L.P.                                  North Carolina            N/A              51%
*    MedCath Incorporated                                         North Carolina         11,860,571         100%
*    Medcath Diagnostics, Inc.                                    North Carolina          100,000           100%
         Heart South Imaging II, L.L.C.                               Georgia               N/A              50%
         Cardiac Services, Inc.                                      Illinois               300              50%
         Southeastern Cardiology Heart Centers, L.L.C.            North Carolina            N/A              55%
         Colorado Springs Cardiology Services, L.L.C.                Colorado               N/A              51%
*    MedCath Finance Company                                          Arizona               100             100%
*    MedCath Managed Care, Inc.                                     California            100,000           100%
         *    Arizona Cardiovascular Alliance, Inc.                   Arizona               100             100%
         *    MedCath Heart Network, Inc.                         North Carolina            100             100%
*    MedCath of Arizona, Inc.                                     North Carolina            100             100%
         Sun City Cardiac Associates, L.P.                            Arizona               N/A              65%
*    MedCath of Arkansas, Inc.                                    North Carolina            N/A             100%
         MedCath of Little Rock, L.L.C.                           North Carolina            N/A              51%
*    MedCath of Kingman, Inc.                                     North Carolina           1,000            100%
*    MedCath of Massachusetts, Inc.                               North Carolina            100             100%
         Cape Cod Cardiology Services, L.P.                       North Carolina            N/A              55%
*    MedCath of New Jersey, Inc.                                  North Carolina            100             100%
         MedCath of New Jersey CTC, L.P.                          North Carolina            N/A              90%
*    MedCath of Texas, Inc.                                       North Carolina            100             100%
*    MedCath Physician Management of Virginia, Inc.                  Virginia               200             100%
*    MedCath Physician Management, Inc.                               Arizona              2,600            100%
*    NM Hospital Management, Inc.                                 North Carolina            100             100%
         Heart Hospital of New Mexico, L.L.C.                       New Mexico              N/A              21%
*    PhysMed Management Services, Inc.                                Arizona              1,000            100%
         Arizona Medical Development Company, L.L.C.                  Arizona               N/A              51%
*    Southern Arizona Heart, Inc.                                 North Carolina            100             100%
         MedCath of Tucson, L.L.C.                                North Carolina            N/A              51%
*    Venture Holdings, Inc.                                           Arizona               100             100%
*    VHIT, Inc                                                        Arizona               100             100%

*        Denotes a Subsidiary Guarantor

                                Schedule 4.01(d)

Approvals.

         Filing made with the Department of Justice under Hart-Scott Rodino Act by MCTH Acquisitions, Inc. and MedCath Holdings, Inc. All applicable waiting periods have expired.

         NationsBank, N.A. pursuant to Credit Agreement dated as of July 28, 1997, as amended, among MedCath Incorporated, as Borrower, NationsBank, N.A. as Agent and Lender, and other Lenders party thereto.

         NationBank, N.A. pursuant to Guarantee Agreement dated as of July 28, 1997 amount MedCath Incorporated and its subsidiaries in favor of NationsBank, N.A.

         Capstone Capital Corporation pursuant to Loan Agreement dated as of July 18, 1996 between MedCath of Tucson, L.L.C. and Capstone Capital Corporation.

         DVI Financial Services, Inc. pursuant to Loan Agreement dated as of February 2, 1998 between Arizona Heart Hospital, L.L.C. and DVI Financial Services, Inc.

         Capstone Capital Corporation pursuant to Development Agreement dated as of October 15, 1997 among MedCath of Tucson, L.L.C., MedCath Incorporated, and Capstone Capital Corporation.

         MetLife Capital Corporation pursuant to Loan and Security Agreement dates as of December 4, 1997 by and between MetLife Capital Corporation and MedCath Incorporated.

                                Schedule 5.02(a)

Liens.

         Liens securing the property acquired through the indebtedness of MedCath Incorporated to Pacific Cardiovascular Associates Medical Group, Inc. as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath Incorporated to GE Medical Systems as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath Incorporated to MetLife Capital Corporation as set forth in
         Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of Cardiac Services, Inc. to First of America Bank as set forth in
         Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath of McAllen Limited Partnership to Health Care REIT, Inc. as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath of McAllen Limited Partnership to GE Medical Systems as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath of McAllen Limited Partnership to Prime Leasing, Inc. as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath of McAllen Limited Partnership to IBM Leasing, Inc. as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath of McAllen Limited Partnership to Texas State Bank as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath of Little Rock, L.L.C. to Health Care REIT, Inc. as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath of Little Rock, L.L.C. to Prime Leasing, Inc. as set forth in
         Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath of Little Rock, L.L.C. to Scimed, Inc. as set forth in Schedule 3.01(c)

         Liens securing the property acquired through the indebtedness of MedCath of Little Rock, L.L.C. to Tokai Financial Services, Inc. as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath of Tucson, L.L.C. to Capstone Capital Corporation as set forth in Schedule 3.01(c).

                                Schedule 5.02(a)

Liens.

         Liens securing the property acquired through the indebtedness of MedCath of Tucson, L.L.C. to US Bancorp, Inc. as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath of Tucson, L.L.C. to Tokai Financial Services, Inc. as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of Arizona Heart Hospital, L.L.C. to Nationsbank as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of Arizona Heart Hospital, L.L.C. to DVI Financial Services, Inc. as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of Heart Hospital IV, LP to Healthcare Property Investors, Inc. as set forth in
         Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of Heart Hospital IV, LP to Tokai Financial Services, Inc. as set forth in
         Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of Heart Hospital of BK, L.L.C. to NationsBank as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of Heart Hospital of BK, L.L.C. to Tokai Financial Services, Inc. as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of MedCath Physician Management, Inc. to National Bank of Arizona as set forth in Schedule 3.01(c).

         Liens securing the property acquired through the indebtedness of Medcath Managed Care, Inc. to Various Lenders as set forth in Schedule 3.01(c).

         Liens on the promissory notes issued by Arizona Heart Hospital, L.L.C. to MedCath Finance Company which have been pledged by MedCath Finance Company to NationsBank, N.A. as security for NationsBank, N.A's loan to Arizona Heart Hospital, L.L.C. as set forth in Schedule 5.02(b).

         Liens on the promissory notes issued by MedCath of BK, L.L.C. to MedCath Finance Company which have been pledged by MedCath Finance Company to NationsBank, N.A. as security for NationsBank, N.A's loan to MedCath of BK, L.L.C. as set forth in Schedule 5.02(b).

                                Schedule 5.02(b)

Intercompany Debt.

         Promissory Note in the amount of $7,895,000 from Arizona Heart Hospital, L.L.C. to MedCath Finance Company pledged to NationsBank, N.A. in connection with the Loan Agreement dated August 7, 1997 between NationsBank, N.A. and Arizona Heart Hospital, L.L.C.

         Promissory Note in the amount of $13,000,000 from Arizona Heart Hospital, L.L.C. to MedCath Finance Company pledged to NationsBank, N.A. in connection with the Loan Agreement dated August 7, 1997 between NationsBank, N.A. and Arizona Heart Hospital, L.L.C.

         Promissory Note in the amount of $6,700,000 from MedCath of BK, L.L.C. to MedCath Finance Company pledged to NationsBank, N.A. in connection with the Loan Agreement dated May 6, 1998 between NationsBank, N.A. and MedCath of BK, L.L.C.

         Promissory Note in the amount of $10,500,000 from MedCath of BK, L.L.C. to MedCath Finance Company pledged to NationsBank, N.A. in connection with the Loan Agreement dated May 6, 1998 between NationsBank, N.A. and MedCath of BK, L.L.C.

                                Schedule 5.02(e)

Investments.

         Stock ownership of $281,000 (slightly less that a 20% interest) in Healthcare Management and Development, Inc.

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$                                                    Dated:            ,
 -----------------                                          ------- ---  -------

         FOR VALUE RECEIVED, the undersigned, MEDCATH INTERMEDIATE HOLDINGS, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July ___, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, NationsBank, N.A., as Administrative Agent for the Lender and such other lender parties and NationsBanc Montgomery Securities LLC, as arranger and syndication agent for the Lender and such other lender parties on the Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount of each Working Capital Advance from the date of such Working Capital Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to NationsBank, N.A, as Administrative Agent, at [Independence Center, 101 North Tryon Street, 15th Floor, Charlotte, North Carolina 28255,
Attention: Corporate Credit Services], in same day funds. Each Working Capital Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

         This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "Working Capital Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Working Capital Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                      MEDCATH INTERMEDIATE HOLDINGS, INC.

                                      By
                                        ------------------------------------
                                        Name:
                                        Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                                                UNPAID
                                                  AMOUNT OF PRINCIPAL          PRINCIPAL              NOTATION
          DATE              AMOUNT OF ADVANCE       PAID OR PREPAID             BALANCE                MADE BY
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

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------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

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------------------------- ---------------------- ----------------------- ---------------------- ----------------------

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------------------------- ---------------------- ----------------------- ---------------------- ----------------------

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------------------------- ---------------------- ----------------------- ---------------------- ----------------------

                                                                       EXHIBIT B

                               NOTICE OF BORROWING

NationsBank, N.A.,
  as Administrative Agent under the
  Credit Agreement referred to below
101 South Tryon Street
Charlotte, North Carolina 28255                                  [Date]
Attention: Corporate Credit Services

Ladies and Gentlemen:

         The undersigned, MedCath Intermediate Holdings, Inc., refers to the Credit Agreement dated as of July 31, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lender Parties party thereto, NationsBank, N.A., as Administrative Agent for said Lender Parties and NationsBanc Montgomery Securities LLC, as arranger and syndication agent, and hereby gives you notice, irrevocably, pursuant to Section
2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Borrowing is _________ ___, _____.

                  (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                  (iii) The aggregate amount of the Proposed Borrowing is $__________.

                  [(iv)    The initial Interest Period for each Eurodollar Rate
         Advance made as part of the Proposed Borrowing is __________ month[s].]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date; and

                  (B) no Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                                  Very truly yours,

                                  MEDCATH INTERMEDIATE HOLDINGS, INC.


                                  By:
                                     ----------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of July 31, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Medcath Intermediate Holdings, Inc., a Delaware corporation (the "Borrower"), the Lender Parties (as defined in the Credit Agreement), NationsBank, N.A., as collateral and administrative agent for the Lender Parties (the "Administrative Agent") and NationsBanc Montgomery Securities LLC, as arranger and syndication agent for the Lender Parties. Terms defined in the Credit Agreement, and not otherwise defined herein, are used herein as therein defined.

         The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

As to the Working Capital Facility in respect of which an interest is being assigned:

Percentage interest assigned:                                     _____________%
Assignee's Commitment:                                            $_____________
Aggregate outstanding principal amount of Advances assigned:      $_____________
Principal amount of Note payable to Assignee:                     $_____________
Principal amount of Note payable to Assignor:                     $_____________


Effective Date (if other than date of acceptance by Administrative Agent):

----------- ---, ----


                                  [NAME OF ASSIGNOR], as Assignor


                                  By:
                                      -----------------------------------
                                         Title:

                                  Dated:               , 199
                                         ---------- ---     --


                                  [NAME OF ASSIGNEE], as Assignee


                                  By:
                                      -----------------------------------
                                         Title:

                                  Dated:               , 199
                                         ---------- ---     --

                                  Domestic Lending Office:

                                  Eurodollar Lending Office:

Accepted and Approved this _____
day of ___________, _____


NATIONSBANK, N.A., as Administrative Agent


By:
    ---------------------------------
         Title:

[Accepted and Approved this ____ day
of ______________, ______

MEDCATH INTERMEDIATE HOLDINGS, INC.


By:
    ---------------------------------
         Title:]

                                                                       EXHIBIT D

                          FORM OF NOTICE OF CONVERSION

                                                  [Date of Notice of Conversion]

NationsBank, N.A.,
  as the Administrative Agent for the Lender Parties party to the Credit Agreement referred to below
101 South Tryon Street
Charlotte, North Carolina 28255
Attention: Corporate Credit Services

Ladies and Gentlemen:

         The undersigned, MedCath Intermediate Holdings, Inc., a Delaware corporation, refers to the Credit Agreement dated as of July 31, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among the Borrower, the banks, financial institutions and other institutional lenders from time to time party thereto, NationsBanc Montgomery Securities LLC, as arranger and syndication agent for the Lender Parties thereunder, and NationsBank, N.A., as the Administrative Agent for the Lender Parties thereunder, and hereby gives you notice, irrevocably, pursuant to
Section 2.09(a) of the Credit Agreement, that the undersigned hereby requests a Conversion of the Advances specified in clause (b) below under the Credit Agreement and, in connection therewith, sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.09(a) of the Credit Agreement:

         (a) The Business Day of the Proposed Conversion is requested to be ________ ____, _____.

         (b) The Advances requested to be Converted as part of the Proposed Conversion are the Working Capital Advances outstanding on the date of this Notice of Conversion as [Base Rate Advances] [Eurodollar Rate Advances] in an aggregate principal amount of $__________.




-----------------------------------------
         *The date specified in clause (a) shall be the last day of the existing Interest Period for the Eurodollar Rate Advances requested to be Convened in the Proposed Conversion.

         (c) The Advances referred to in clause (b) above are requested to be Converted as part of the Proposed Conversion into [Base Rate Advances] [Eurodollar Rate Advances with an initial Interest Period having a duration of [one] [two] [three] [six] [nine] [twelve] month[s]].

                                     Very truly yours,

                                     MEDCATH INTERMEDIATE HOLDINGS, INC.

                                     By
                                        -----------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT E

                                PLEDGE AGREEMENT

                               Dated July 31, 1998

                                      From

                      MEDCATH INTERMEDIATE HOLDINGS, INC.,

                                  as Borrower,

                             MEDCATH HOLDINGS, INC.,

                                   as Parent,

              Each of the other Initial Pledgors referred to herein

                                       and

                   The Additional Pledgors referred to herein

                                       to

                                NATIONSBANK, N.A.

                             as Administrative Agent

                                TABLE OF CONTENTS

SECTION                                                                               PAGE
   1.  Grant of Security................................................................2
   2.  Security for Obligations.........................................................2
   3.  Pledgors Remain Liable...........................................................3
   4.  Delivery and Control of Security Collateral......................................3
   5.  Representations and Warranties...................................................4
   6.  Further Assurances...............................................................5
   7.  Place of Perfection; Records; Collection of Receivables..........................5
   8.  Voting Rights; Dividends; Etc....................................................6
   9.  Transfers and Other Liens; Additional Shares.....................................7
   10. Administrative Agent Appointed Attorney-in-Fact..................................7
   11. Administrative Agent May Perform.................................................7
   12. The Administrative Agent's Duties................................................7
   13. Remedies.........................................................................8
   14. Indemnity and Expenses...........................................................9
   15. Security Interest Absolute.......................................................9
   16. Amendments: Waivers; Etc........................................................10
   18. Continuing Security Interest; Assignments under the Credit Agreement............11
   19. Release and Termination.........................................................11
   20. Governing Law...................................................................12

Schedule I - Pledged Shares and Pledged Debt

Exhibit A - Form of Pledge Agreement Supplement

                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT dated July 31, 1998 made by MedCath Intermediate Holdings, Inc., a Delaware corporation (the "Borrower"), MedCath Holdings, Inc., a Delaware corporation (the "Parent"), each of the other Persons listed on the signature pages hereof as Initial Pledgors (the "Initial Pledgors") and the Additional Pledgors (as defined in Section 16 hereof) (such Additional Pledgors, together with the Borrower, the Parent, and the other Initial Pledgors, being the "Pledgors"), to NationsBank, N.A. ("NationsBank"), as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

                  PRELIMINARY STATEMENTS.

                  (1) The Borrower is entering into a Credit Agreement dated as of July 31, 1998 (as it may hereinafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Lender Parties, the Administrative Agent and NationsBanc Montgomery Securities LLC, as arranger and Syndication Agent.

                  (2) Each Pledgor is the owner of the shares (the "Pledged Shares") of stock described in Part I of Schedule I hereto in respect of such Pledgor and issued by the corporations named therein and of the indebtedness (the "Pledged Debt") described in Part II of said Schedule I in respect of such Pledgor and issued by the obligors named therein.

                  (3) It is a condition precedent to the making of Advances by the Lenders and to the issuance of Letters of Credit by the Issuing Bank under the Credit Agreement, and the entry by the Hedge Banks into Bank Hedge Agreements with the Borrower and its Subsidiaries from time to time, that each Pledgor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

                  (4) Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement and to the issuance of Letters of Credit by the Issuing Bank under the Credit Agreement, and the entry by the Hedge Banks into Bank Hedge Agreements with the Borrower and its Subsidiaries from time to time, the Pledgor hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as follows:

SECTION 1. GRANT OF SECURITY. Each of the Pledgors hereby assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties a security interest in, the following (collectively, the "Collateral"):

                  (a)      all of the following (the "Security Collateral"):

                           (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                           (ii) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                           (iii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                           (iv) all additional indebtedness from time to time owed to such Pledgor by any Subsidiary of the Borrower or any Included Entity and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

                  (b) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clause (a) of this Section 1).

SECTION 2. SECURITY FOR OBLIGATIONS.

                  (a) This Agreement secures the payment of all Obligations of the Borrower and each Guarantor now or hereafter existing under the Loan Documents and the Bank Hedge Agreements, whether for principal, interest, fees, expenses or otherwise (all such Obligations being the "Loan Party Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Borrower or any Guarantor to any of the Secured Parties under the Loan Documents or the Bank Hedge Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any Guarantor.

                  (b) The Parent's liability under this Pledge Agreement shall be limited to the Collateral pledged by it hereunder, it being agreed that the pledge set forth herein is a nonrecourse obligation of the Parent and that the Administrative Agent's right to recover against the Parent hereunder shall be limited solely to the Collateral pledged by it hereunder. Without limiting the generality of the foregoing, the non-recourse pledge hereunder secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Borrower to the Administrative Agent or any Secured Party under the Loan Documents or a Bank Hedge Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

SECTION 3. PLEDGORS REMAIN LIABLE. Anything herein to the contrary notwithstanding, (a) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under the Collateral and (b) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. DELIVERY AND CONTROL OF SECURITY COLLATERAL. (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed and undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time in its discretion during the continuance of an Event of Default and without notice to the applicable Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Security Collateral owned by such Pledgor, subject only to the revocable rights specified in Section 8(a). In addition, the Administrative Agent shall have the right at any time during the continuance of an Event of Default to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

                  (b) With respect to any Security Collateral that constitutes a security and is not represented or evidenced by a certificate or an instrument, the Pledgor of such Security Collateral shall cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such security or (ii) to agree in writing with the Pledgor of such Security Collateral and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Pledgor, such agreement to be in form and substance satisfactory to the Administrative Agent.

SECTION 5. REPRESENTATIONS AND WARRANTIES. Each Pledgor represents and warrants as follows:

                  (a) The chief place of business and chief executive office of the Borrower are specified on the signature pages for such Pledgor or on the Pledge Agreement Supplement. Such Pledgor is the legal and beneficial owner of the Collateral pledged by such Grantor hereunder free and clear of any Lien, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement. Such Pledgor has no trade names.

                  (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof.

                  (c) As of the Closing Date, the Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on Schedule I. As of the Closing Date, the Pledged Debt is outstanding in the principal amount indicated on
         Schedule I.

                  (d) This Agreement and the pledge of the Security Collateral pursuant hereto create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken (it being understood that with respect to proceeds of Collateral and Collateral constituting dividends, distributions and payments that the applicable Pledgor is entitled to retain pursuant to Section 8, this representation is limited to the extent that the security interests therein are perfected under Section 9-306 of the UCC after actions in respect thereof that are required hereunder are taken).

                  (e) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by such Pledgor of the assignment and security interest granted hereby, for the pledge by such Pledgor of the Security Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by such Pledgor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been duly filed, or (iii) for the exercise by the Administrative Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

SECTION 6. FURTHER ASSURANCES. (a) Each Pledgor agrees that from time to time, at its own expense, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will: (i) if any Collateral (other than dividends or distributions in respect of capital stock that the applicable Pledgor is permitted to retain pursuant to Section 8) shall be evidenced by a promissory note or other instrument, deliver and pledge to the Administrative Agent hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

                  (b) Each Pledgor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) Each Pledgor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 7. PLACE OF PERFECTION; RECORDS; COLLECTION OF RECEIVABLES. (a) Each Pledgor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral, the address specified in Section 5(a) for each Pledgor or, upon 10 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by Section 6 shall have been taken with respect to the Collateral.

SECTION 8. VOTING RIGHTS; DIVIDENDS; ETC. (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral pledged by such Pledgor hereunder or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents.

                  (ii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral pledged by such Pledgor hereunder; provided, however, that any and all stock certificates or promissory notes received or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Security Collateral and shall, if received by any such Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property of such Pledgor and be forthwith delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

                  (iii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as each such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph
         (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                  (i) Upon notice to such Pledgor by the Administrative Agent, all rights of a Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

                  (ii) All dividends, interest and other distributions that are received by a Pledgor contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

SECTION 9. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES. (a) Except in a transaction by a Pledgor permitted by the Credit Agreement, each Pledgor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement.

                  (b) Each Pledgor shall cause each issuer of the Pledged Shares not to issue any stock or other securities in substitution for the Pledged Shares issued by such issuer, except to such Pledgor, and each such Pledgor shall pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares issued to or acquired by it.

SECTION 10. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints the Administrative Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time during the continuance of an Event of Default in the Administrative Agent's discretion, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (b) to receive, indorse and collect any drafts or other instruments and documents, in connection with clause (a) above, and

                  (c) to file any claims take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of the Collateral.

SECTION 11. ADMINISTRATIVE AGENT MAY PERFORM. If any Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Pledgor under
Section 14(b).

SECTION 12. THE ADMINISTRATIVE AGENT'S DUTIES. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the

Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Administrative Agent or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which NationsBank accords its own property.

SECTION 13. REMEDIES. If any Event of Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may (i) require each Pledgor to, and each Pledgor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 14) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 14. INDEMNITY AND EXPENSES. (a) Each Pledgor agrees to indemnify the Administrative Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct.

                  (b) The Borrower will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Lenders hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 15. SECURITY INTEREST ABSOLUTE. The obligations of each Pledgor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against any such Pledgor enforce this Agreement, irrespective of whether any action is brought against such Pledgor or whether such Pledgor is joined in any such action or actions. All rights of the Administrative Agent and the pledge, assignment and security interest hereunder, and all obligations of the any such Pledgor hereunder, shall be absolute and unconditional, irrespective of:

                  (a) any lack of validity or enforceability of any Loan Document, any Bank Hedge Agreement or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any Loan Document or any Bank Hedge Agreement, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Pledgor or any of its subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of any Pledgor or any of its subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Pledgor or any of its subsidiaries; or

                  (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor or a third party grantor of a security interest.

SECTION 16. AMENDMENTS; WAIVERS; ETC. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure on the part of the Administrative Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                  (c) Upon the execution and delivery by any Person of a supplement to this Agreement, in each case in substantially the form of Exhibit A hereto (each a "Pledge Agreement Supplement"), (i) such Person shall be referred to as an "Additional Pledgor" and shall be and become a Pledgor, and each reference in this Agreement to an "Additional Pledgor" or a "Pledgor" shall also mean and be a reference to such Additional Pledgor and each reference in any other Loan Document to a "Pledgor" or a "Loan Party" shall also mean and be a reference to such Additional Pledgor, and (ii) the supplements attached to each Pledge Agreement Supplement shall be incorporated into and become a part of and supplement the Schedules to this Agreement, as appropriate, and the Administrative Agent may attach such supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

                  Section 17. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered if to any Pledgor, addressed to it at the address set forth below its name on the signature pages hereof, if to any Additional Pledgor, addressed to it at the address set forth below its name on the signature pages to the Pledge Agreement Supplement executed and delivered by such Additional Pledgor, if to the Administrative Agent, addressed to it at its address set forth in Section 8.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the Pledgors and the Administrative Agent. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective three days after being deposited in the mails or, if sent by overnight courier, on the day following the day of delivery to the overnight courier, or when telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

                  SECTION 18. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of the payment in full in cash of the Secured Obligations and the Termination Date, (b) be binding upon each Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lenders and their respective successors, transferees and assigns (in each case subject to the provisions of Section 19). Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, and the Advances owing to it and the Note or Notes held by it to any other Person), and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

SECTION 19. RELEASE AND TERMINATION. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral in accordance with the terms of the Loan Documents, the security interest hereunder in such Collateral shall automatically be terminated and released and the Administrative Agent will, at the expense of the Pledgor pledging such item, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, and (ii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with Section 2.05 of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Administrative Agent at the closing.

                  (b) Upon the later of the payment in full in cash of the Secured Obligations (other than any Obligations relating to any Bank Hedge Agreement) and the Termination Date, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor pledging such item. Upon any such termination, the Administrative Agent will, at the expense of the Pledgor pledging such item, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

SECTION 20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

                  IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                     INITIAL PLEDGORS:

                                     MEDCATH HOLDINGS, INC.


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

                                     MEDCATH INTERMEDIATE HOLDINGS, INC.


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

                                     MEDCATH INCORPORATED


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Secretary and Treasurer

                                     AHH MANAGEMENT, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer

                                     ARIZONA CARDIOVASCULAR
                                          ALLIANCE, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer and Assistant Secretary

                                     DTO MANAGEMENT, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Vice President and Secretary

                                     HHBF, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer

                                     HOSPITAL MANAGEMENT IV, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer

                                     MEDCATH DIAGNOSTICS, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Secretary

                                     MEDCATH FINANCE COMPANY


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Vice President

                                     MEDCATH HEART NETWORK, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer and Assistant Secretary

                                     MEDCATH MANAGED CARE, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Secretary and Treasurer

                                     MEDCATH OF ARIZONA, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Assistant Secretary

                                     MEDCATH OF ARKANSAS, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer

                                     MEDCATH OF KINGMAN, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer

                                     MEDCATH OF MASSACHUSETTS, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer

                                     MEDCATH OF NEW JERSEY, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Vice President

                                     MEDCATH OF TEXAS, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer

                                     MEDCATH PHYSICIAN
                                         MANAGEMENT, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Vice President

                                     MEDCATH PHYSICIAN MANAGEMENT
                                        OF VIRGINIA, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Vice President

                                     NM HOSPITAL MANAGEMENT, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer and Secretary

                                     PHYSICIAN MANAGEMENT OF MCALLEN, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Vice President

                                     PHYSMED MANAGEMENT
                                         SERVICES, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Secretary

                                     SOUTHERN ARIZONA HEART, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Treasurer

                                     VENTURE HOLDINGS, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: Vice President and Assistant
                                                Secretary

                                     VHIT, INC.


                                     By
                                       -----------------------------------------
                                       Name: Richard J. Post
                                       Title: President

                   PLEDGED SHARES AND PLEDGED DEBT SCHEDULE I
                                     PART I

                                                                                          STOCK                       PERCENTAGE OF
                                                             CLASS OF                  CERTIFICATE      NUMBER OF      OUTSTANDING
       PLEDGOR                    STOCK ISSUER                STOCK      PAR VALUE          NO.           SHARES         SHARES
       -------                    ------------               --------    ---------     -----------      ---------     -------------
MedCath Holdings, Inc.   MedCath Intermediate Holdings        Common      $   .01              1             100          100%

MedCath Intermediate     MedCath Incorporated                 Common      $   .01        MI 1224             100          100%
Holdings, Inc.

MedCath Incorporated     AHH Management Inc.                  Common       No Par              1             100          100%
                                                                            Value

MedCath Incorporated     DTO Management Inc.                  Common       No Par              1             100          100%
                                                                            Value

MedCath Incorporated     HHBF, Inc.                           Common       No Par              1            1000          100%
                                                                            Value

MedCath Incorporated     Hospital Management IV, Inc.         Common       No Par              1             100          100%
                                                                            Value

MedCath Incorporated     MedCath Diagnostics, Inc.            Common      $   .01              1         100,000          100%

MedCath Incorporated     MedCath Finance Company              Common      $   .01              1             100          100%

MedCath Incorporated     MedCath Managed Care, Inc.           Common       No Par              1         100,000          100%
                                                                            Value

MedCath Incorporated     MedCath of Arizona, Inc.             Common       No Par              1             100          100%
                                                                            Value

MedCath Incorporated     MedCath of Arkansas, Inc.            Common       No Par              1             100          100%
                                                                            Value

MedCath Incorporated     MedCath of Kingman, Inc.             Common       No Par              1           1,000          100%
                                                                            Value

MedCath Incorporated     MedCath of Massachusetts, Inc.       Common       No Par              1             100          100%
                                                                            Value

MedCath Incorporated     MedCath of New Jersey, Inc.          Common       No Par              1              10          100%
                                                                            Value

                                                                                          STOCK                       PERCENTAGE OF
                                                             CLASS OF                  CERTIFICATE      NUMBER OF      OUTSTANDING
       PLEDGOR                    STOCK ISSUER                STOCK      PAR VALUE          NO.           SHARES         SHARES
       -------                    ------------               --------    ---------     -----------      ---------     -------------

MedCath Incorporated     MedCath of Texas, Inc.               Common      $   .01              1             100          100%

MedCath Incorporated     MedCath Physician Management, Inc.   Common       No Par              1           2,600          100%
                                                                            Value

MedCath Incorporated     MedCath Physician Management of      Common      $  1.00              1             200          100%
                         Virginia, Inc.

MedCath Incorporated     NM Hospital Management, Inc.         Common      $   .01              1             100          100%

MedCath Incorporated     PhysMed Management Services, Inc.    Common      $   .10             74           1,000          100%

MedCath Incorporated     Southern Arizona Heart, Inc.         Common       No Par              1             100          100%
                                                                            Value

MedCath Incorporated     Venture Holdings, Inc.               Common      $   .01              1             100          100%

MedCath Incorporated     VHIT, Inc.                           Common      $   .01              1             100          100%

MedCath Managed Care,    Arizona Cardiovascular Alliance,     Common      $   .01              1             100          100%
Inc.                     Inc.

MedCath Managed Care,    MedCath Heart Network, Inc.          Common      $   .01              1             100          100%
Inc.

                   PLEDGED SHARES AND PLEDGED DEBT SCHEDULE I
                                     PART II

                                                                                                                  ORIGINAL
                                              DESCRIPTION OF                                      FINAL           PRINCIPAL
    PLEDGOR              DEBT ISSUER               DEBT           DEBT CERTIFICATE NO(S).       MATURITY           AMOUNT
    -------              -----------          --------------      -----------------------       --------        -------------
MedCath Finance          Arizona Heart        Working              Promissory Note dated        6/30/2000       $   1,000,000
Company, Inc.            Institute, Ltd.      Capital Loan                5/26/98

MedCath Finance          MedCath of Little    Working           Revolving Credit Note dated       Demand        $  12,500,000
Company, Inc.            Rock, LLC            Capital Loan                10/1/97

MedCath Finance          MedCath of McAllen   Working           Revolving Credit Note dated     10/1/2017       $  17,500,000
Company, Inc.            Limited Partnership  Capital Loan                10/1/97

MedCath Finance          Arizona Heart        Refinancing          Promissory Note dated        12/31/2002      $1,690,790.82
Company, Inc.            Institute, Ltd.      Loan                       12/31/97

MedCath Finance          Heart Hospital IV,   Working           Revolving Credit Note dated       Demand        $  10,000,000
Company, Inc.            L.P.                 Capital Loan               11/11/97

MedCath Finance          MedCath of Tucson,   Working           Revolving Credit Note dated        Upon         $   6,205,000
Company, Inc.            L.L.C.               Capital Loan                7/18/96              Termination
                                                                                                    of
                                                                                               Outstanding
                                                                                               Debt owed to
                                                                                                 Capstone
                                                                                                 Capital

MedCath Finance          MedCath              Working           Revolving Credit Note dated       Demand        $ 100,000,000
Company, Inc.            Incorporated         Capital Loan             July 29, 1998

                                    EXHIBIT A

                       FORM OF PLEDGE AGREEMENT SUPPLEMENT


                                                          -----------, --- -----

NationsBank, as Administrative Agent
101 South Tryon Street
Charlotte, NC 28255

                   Pledge Agreement dated as of July 31, 1998 made by Medcath Incorporated and the other
       Pledgors party thereto to NationsBank, N.A. as Administrative Agent

Ladies and Gentlemen:

         Reference is made to the above-captioned Pledge Agreement (such Pledge Agreement, as in effect on the date hereof and as it may hereafter be amended, modified or supplemented from time to time, being the "Pledge Agreement"). The terms defined in the Pledge Agreement and not otherwise defined herein are used herein as therein defined.

         The undersigned hereby agrees, as of the date first above written, to become a Pledgor under the Pledge Agreement as if it were an original party thereto and agrees that each reference in the Pledge Agreement to "Pledgor" or "Additional Pledgor" shall also mean and be a reference to the undersigned.

         The undersigned hereby assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, and hereby assigns and pledges to the Administrative Agent and grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as security for the Secured Obligations a lien on and security interest in, all of the right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the Collateral owned by the undersigned, including, but not limited to, the property listed on the attached supplements to Schedule I to the Pledge Agreement. The undersigned hereby certifies that such supplements have been prepared by the undersigned in substantially the form of such Schedules and are accurate and complete as of the date hereof.

         The undersigned hereby makes each representation and warranty set forth in Section 5 of the Pledge Agreement (as modified by the attached supplements to the Schedules to the Pledge Agreement) to the same extent as each other Pledgor and hereby agrees to be bound as a Pledgor by all of the terms and provisions of the Pledge Agreement to the same extent as each other Pledgor.

         This letter shall be governed by, and construed in accordance with, the law of the State of New York.

         THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THE LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                    Very truly yours,

                                    [NAME OF ADDITIONAL
                                    PLEDGOR]
                                    [Address of chief executive office]


                                    By
                                       -----------------------------------------
                                       Title:

                                                                       EXHIBIT F



                               SUBSIDIARY GUARANTY

                               Dated July 31, 1998

                                      From

                      THE INITIAL GUARANTORS LISTED HEREIN
                          AND THE ADDITIONAL GUARANTORS
                               REFERRED TO HEREIN

                                  as Guarantors
                                   in favor of


                       THE SECURED PARTIES REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
Section 1.        Guaranty; Limitation of Liability...............................................................2
Section 2.        Guaranty Absolute...............................................................................3
Section 3.        Waivers and Acknowledgments.....................................................................4
Section 4.        Subrogation.....................................................................................5
Section 5.        Taxes...........................................................................................5
Section 6.        Covenants.......................................................................................8
Section 7.        Amendments. Etc.................................................................................8
Section 8.        Notices. Etc....................................................................................8
Section 9.        No Waiver: Remedies.............................................................................9
Section 10.       Right of Set-off................................................................................9
Section 11.       Continuing Guaranty; Assignments under the Credit Agreement.....................................9
Section 12.       Governing Law; Jurisdiction: Waiver of Jury Trial. Etc.........................................10

Exhibit A - Form of Guaranty Supplement

                               SUBSIDIARY GUARANTY

                  SUBSIDIARY GUARANTY dated July 31, 1998 made by each of the Persons listed on the signature pages hereof under the caption "Initial Guarantors" and the Additional Guarantors (as defined in Section 7(b)) (such Persons so listed and the Additional Guarantors being, collectively, the "Guarantors"), in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

                  PRELIMINARY STATEMENT. MedCath Intermediate Holdings, Inc., a Delaware corporation (the "Borrower"), has entered into a Credit Agreement dated as of July 31, 1998 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined) with the banks, financial institutions and other institutional lenders party thereto (the "Lender Parties", NationsBank, N.A. ("NationsBank") as administrative agent (in such capacity, the "Administrative Agent"), NationsBank as collateral agent (in such capacity, the "Collateral Agent"), and NationsBanc Montgomery Securities LLC, as arranger and syndication agent. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement that each Guarantor (as a Subsidiary of the Borrower) shall have executed and delivered this Guaranty.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement from time to time and the Hedge Banks to enter into Bank Hedge Agreements from time to time, each Guarantor hereby agrees as follows:

         SECTION 21. GUARANTY; LIMITATION OF LIABILITY. (a) Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents and under the Bank Hedge Agreements, whether for, principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent or any other Secured Party under the Loan Documents or the Bank Hedge Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

                  (B) EACH GUARANTOR, AND BY ITS ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY, HEREBY CONFIRMS THAT IT IS THE INTENTION OF ALL SUCH PARTIES THAT THIS GUARANTY NOT CONSTITUTE A FRAUDULENT TRANSFER OR CONVEYANCE FOR PURPOSES OF BANKRUPTCY LAW, THE UNIFORM FRAUDULENT CONVEYANCE ACT, THE UNIFORM TRANSFER ACT OR ANY SIMILAR FEDERAL OR STATE LAW TO THE EXTENT APPLICABLE TO THIS

GUARANTY. TO EFFECTUATE THE FOREGOING INTENTION, THE ADMINISTRATIVE AGENT, THE OTHER SECURED PARTIES AND THE GUARANTORS HEREBY IRREVOCABLY AGREE THAT THE OBLIGATIONS OF EACH GUARANTOR UNDER THIS GUARANTY SHALL BE LIMITED TO THE MAXIMUM AMOUNT AS WILL, AFTER GIVING EFFECT TO SUCH MAXIMUM AMOUNT AND ALL OTHER CONTINGENT AND FIXED LIABILITIES OF SUCH GUARANTOR (OTHER THAN GUARANTIES OF SUCH GUARANTOR IN RESPECT OF SUBORDINATED DEBT) THAT ARE RELEVANT UNDER SUCH LAWS, AND AFTER GIVING EFFECT TO ANY COLLECTIONS FROM, RIGHTS TO RECEIVE CONTRIBUTIONS FROM OR PAYMENT MADE BY OR ON BEHALF OF ANY OTHER GUARANTOR IN RESPECT OF THE OBLIGATIONS OF SUCH OTHER GUARANTOR UNDER THIS GUARANTY OR ANY OTHER GUARANTY, RESULT IN THE OBLIGATIONS OF SUCH GUARANTOR UNDER THIS GUARANTY NOT CONSTITUTING A FRAUDULENT TRANSFER OR CONVEYANCE. FOR PURPOSES HEREOF, "BANKRUPTCY LAW" MEANS TITLE II, U.S. CODE, OR ANY SIMILAR FEDERAL OR STATE LAW FOR THE RELIEF OF DEBTORS.

                  (c) Each Guarantor agrees that in the event any payment shall be required to be made to the Secured Parties under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under the Loan Documents.

         SECTION 22. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents and the Bank Hedge Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or the Bank Hedge Agreements, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                           (a) any lack of validity or enforceability of any Loan Document, any Bank Hedge Agreement or any agreement or instrument relating thereto;

                           (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or the Bank Hedge Agreements, or any other amendment or waiver of or any consent to departure from any Loan Document or any Bank Hedge Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

                           (c)      any taking, exchange, release or
                  non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                           (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or the Bank Hedge Agreements or any other assets of the Borrower or any of its Subsidiaries;

                           (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

                           (f) any failure of any Secured Party to disclose to the Borrower or any Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Secured Party (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information); or

                           (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

         SECTION 23. WAIVERS AND ACKNOWLEDGMENTS. (a) Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

                  (b) Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this
Section 3 are knowingly made in contemplation of such benefits.

         SECTION 24. SUBROGATION. Each Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty or any other Loan Document or any Bank Hedge Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith either (i) be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents and the Bank Hedge Agreements, or (ii) be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If
(i) any Guarantor shall make payment to the Administrative Agent or any other Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the other Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

         SECTION 25. TAXES. (a) Any and all payments by a Guarantor hereunder or under any of the other Loan Documents shall be made, in accordance with Section 2.12 of the Credit Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed as a result of a present or former connection between the Lender Party or the Administrative Agent and the jurisdiction of the Governmental Authority imposing such taxes or any political subdivision or taxing authority thereof or therein (other than a connection relating to or arising solely from the Lender Party or the Administrative Agent holding a Working Capital Note or having executed, delivered or performed its obligations or received or otherwise collected payment under, or enforced or otherwise exercised its rights under this Agreement or any of the other Loan Documents) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the other Loan Documents being, collectively, "Taxes"). If a Guarantor shall be required under applicable Requirements of Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Working Capital Note to any Lender Party or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section
5) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Requirements of Law.

                  (b) In addition, each Guarantor shall pay any present or future Other Taxes (as defined in Section 2.12(b) of the Credit Agreement).

                  (c) Each Guarantor shall indemnify each Lender Party and each Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this
Section 5, imposed on or paid by such Lender Party or such Agent, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by such Guarantor provided for in this subsection (c) shall apply and be made whether or not the Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted; provided, however, that such Lender or such Agent seeking such indemnification shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by the Borrower to assist the Borrower in recovering the amounts paid thereby pursuant to this subsection (c) from the relevant taxation authority or other Governmental Authority. Amounts payable by a Guarantor under the indemnity set forth in this subsection (c) shall be paid within 30 days from the date on which the applicable Lender or Agent, as the case may be, makes written demand therefor.

                  (d) If the Administrative Agent or any Lender Party receives a refund in respect of Taxes paid by a Guarantor, which in the reasonable judgment of such Lender Party is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by such Guarantor in connection with such refunded Taxes, to such Guarantor, net of all out-of-pocket expenses of such Lender Party incurred in obtaining such refund, provided, that such Guarantor agrees to promptly return such refund to the Administrative Agent or the applicable Lender Party, as the case may be, if it receives notice from the Administrative Agent or the applicable Lender Party that such Administrative Agent or Lender Party is required to repay such refund.

                  (e) Within 30 days after the date of any payment of Taxes, the relevant Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 8.02 of the Credit Agreement, the original or a certified copy of a receipt evidencing payment thereof, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

                  (f) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by any Guarantor (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and such Guarantor with two original Internal Revenue Service forms 1001 or 4224 or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the other Loan Documents. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement or at the time the Lender Party changes the jurisdiction of its Applicable Lending Office or designates a different Applicable Lending Office indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of a change in the jurisdiction of the Applicable Lending Office or designation of a new Applicable Lending Office of a Lender Party, such Lender Party was entitled to payments under subsection (a) in respect of withholding tax with respect to interest paid immediately before the change in the Applicable Lending Office, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) withholding tax, if any, applicable with respect to such new Applicable Lending Office on such date; provided further that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

                  (g) For any period with respect to which a Lender Party has failed to provide the Loan Parties with the appropriate form, certificate or other document described in subsection (e) of this Section 5 (other than if such failure is due to a change in the applicable Requirements of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection
(e) of this Section

5), such Lender Party shall not be entitled to indemnification under subsection
(a) or (c) of this Section 5 with respect to Taxes imposed by the United States by reason of such failure; provide, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, each Guarantor shall, at such Lender Party's sole expense, take such steps as such Lender Party shall reasonably request to assist such Lender Party in recovering such Taxes.

                  (h) Any Lender Party claiming any additional amounts payable pursuant to this Section 5 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or designate a different Applicable Lending Office if the making of such a change or designation would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue, provided that such change or designation is made on terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of subsection (a) or (c) above.

         SECTION 26. COVENANTS. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, or any Lender Party shall have any Commitment, such Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform or observe all of the terms, covenants and agreements that the Loan Documents either (i) state such Guarantor shall perform or observe or (ii) state that the Borrower is to cause such Guarantor to perform or observe, in each case subject to the provisions thereof including applicable grace periods with respect thereto.

         SECTION 27. AMENDMENTS. ETC. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in accordance with the provisions of Section 8.01 of the Credit Agreement.

                  (b) Upon the execution and delivery by any Person of a supplemental guaranty in substantially the form of Exhibit A hereto (each, a "Guaranty Supplement"), such Person shall be referred to as an "Additional Guarantor" and shall be and become a Guarantor hereunder and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor and each reference in any other Loan Document to a "Guarantor" shall also mean and be a reference to such Additional Guarantor.

         SECTION 28. NOTICES. ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it at the addresses listed for such Guarantor on the signature pages hereof (or in the applicable Guaranty Supplement), if to the Administrative Agent or any Lender Party, at its address specified in the

Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the malls, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

         SECTION 29. NO WAIVER: REMEDIES. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 30. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Guaranty, whether or not such Lender Party shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each Lender Party agrees promptly to notify the applicable Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

         SECTION 31. CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns; provided, however, that the obligations of any Guarantor hereunder, and the effectiveness of the provisions hereof with respect to such Guarantor, shall automatically terminate and be released upon the sale, transfer or other disposition of the Capital Stock of such Guarantor so long as (x) such sale, transfer or other disposition is consummated in accordance with the terms of the Credit Agreement and (y) as a result of such sale, transfer or other disposition such Guarantor Subsidiary becomes a Person that no longer meets the criteria of a Guarantor Subsidiary set forth in the definition thereof. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 8.07 of the Credit Agreement.

         SECTION 32. GOVERNING LAW; JURISDICTION: WAIVER OF JURY TRIAL. ETC. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any jurisdiction.

                  (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Administrative Agent or any other Secured Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                           MEDCATH INCORPORATED



                           By:
                                ------------------------------------------------
                                    Name:  Richard J. Post
                                    Title: Secretary and Treasurer


                           AHH MANAGEMENT, INC.



                           By:
                                ------------------------------------------------
                                    Name:  Richard J. Post
                                    Title: Treasurer


                           ARIZONA CARDIOVASCULAR
                           ALLIANCE, INC.



                           By:
                                ------------------------------------------------
                                    Name:  Richard J. Post
                                    Title: Treasurer and Assistant Secretary


                           DTO MANAGEMENT, INC.


                           By:
                                ------------------------------------------------
                                    Name:  Richard J. Post
                                    Title: Vice President and Secretary

                           HHBF, INC.


                           By:
                                ------------------------------------------------
                                    Name:  Richard J. Post
                                    Title: Treasurer


                           HOSPITAL MANAGEMENT IV, INC.


                           By:
                                ------------------------------------------------
                                    Name:  Richard J. Post
                                    Title: Treasurer


                           MEDCATH DIAGNOSTICS, INC.


                           By:
                                ------------------------------------------------
                                    Name:  Richard J. Post
                                    Title: Secretary


                           MEDCATH FINANCE COMPANY


                           By:
                                ------------------------------------------------
                                    Name:  Richard J. Post
                                    Title: Vice President


                           MEDCATH HEART NETWORK, INC.


                           By:
                                ------------------------------------------------
                                    Name:  Richard J. Post
                                    Title: Treasurer and Assistant Secretary

                           MEDCATH MANAGED CARE, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Secretary and Treasurer


                           MEDCATH OF ARIZONA, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Assistant Secretary


                           MEDCATH OF ARKANSAS, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Treasurer


                           MEDCATH OF KINGMAN, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Treasurer


                           MEDCATH OF MASSACHUSETTS, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Treasurer

                           MEDCATH OF NEW JERSEY, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Vice President


                           MEDCATH OF TEXAS, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Treasurer


                           MEDCATH PHYSICIAN
                           MANAGEMENT, INC.

                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Vice President


                           MEDCATH PHYSICIAN MANAGEMENT OF VIRGINIA, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Vice President


                           NM HOSPITAL MANAGEMENT, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Treasurer and Secretary

                           PHYSMED MANAGEMENT SERVICES, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Secretary


                           SOUTHERN ARIZONA HEART, INC.

                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Treasurer

                           VENTURE HOLDINGS, INC.


                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: Vice President and Assistant Secretary


                           VHIT, INC.

                           By:
                                ------------------------------------------------
                                   Name:  Richard J. Post
                                   Title: President

                                    EXHIBIT A

                           FORM OF GUARANTY SUPPLEMENT

                                                             , [199  ] [200  ]
                                                    ---------      --      --

NationsBank, N.A., as Administrative Agent
101 South Tryon Street
Charlotte, NC 28255

Attention:
          --------------------------

                    Credit Agreement dated as of July 31,1998
                  among MedCath Incorporated, a North Carolina
 corporation (the "Borrower"), the Lender Parties party to the Credit Agreement, and NationsBank, N.A., as Administrative Agent and as Collateral Agent
     ----------------------------------------------------------------------

Ladies and Gentlemen:

         Reference is made to the above-captioned Credit Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, modified or supplemented from time to time, being the "Subsidiary Guaranty"). The terms defined in the Subsidiary Guaranty and the Credit Agreement and not otherwise defined herein are used herein as therein defined.

         The undersigned hereby unconditionally and irrevocably guarantees the punctual payment when due, whether as stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents and the Bank Hedge Agreements, whether for principal, interest, fees, expenses or otherwise and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party on the terms and subject to the limitations set forth in the Guaranty as if it were an original party thereto. On and after the date hereof, each reference in the Subsidiary Guaranty to "Guarantor" shall also mean and be a reference to the undersigned.

         The undersigned hereby agrees to be bound as a Guarantor by all of the terms and provisions of the Subsidiary Guaranty to the same extent as each other Guarantor.

         The undersigned hereby agrees to be bound as a Guarantor by all of the terms and provisions of the Credit Agreement to the same extent as all other Guarantors.

         The undersigned hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of the Loan Documents, the Subsidiary Guaranty, the transactions contemplated thereby or the actions of any Secured Party in the negotiation, administration, performance or enforcement thereof.

         This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                      Very truly yours,

                                      [NAME OF ADDITIONAL GUARANTOR]

                                      By.
                                         ---------------------------------------
                                         Title:
                                         Address:

                                                  EXHIBIT G-1 FORM OF OPINION OF
                                                               MOORE & VAN ALLEN



NationsBank, N.A., as Administrative
   Agent and Each of the Lenders Party to the Loan Referenced Below
NationsBank Corporate Center
Charlotte, North Carolina 28255-0065

         RE       CREDIT AGREEMENT BY AND AMONG NATIONSBANK, N.A.,
                  AS ADMINISTRATIVE AGENT, THE INITIAL LENDERS AND INITIAL ISSUING BANK REFERRED TO IN THE CREDIT AGREEMENT AND MEDCATH INTERMEDIATE HOLDINGS, INC.
                  --------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to the entities listed on Exhibit A attached hereto (each individually a "Guarantor" and, collectively, the "Guarantors") in connection with the Credit Agreement (the "Credit Agreement") of even date herewith among you, NationsBank Montgomery Securities LLC, as Arranger and Syndication Agent, and MedCath Intermediate Holdings, Inc. (the "Borrower") and the other transactions contemplated under the Credit Agreement.

         This opinion is being delivered in accordance with the conditions set forth in Section 3.01(h)(xi) the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

         As such special counsel, we have reviewed the following documents all dated July 31, 1998:

         1.       the Credit Agreement;

         2.       the Working Capital Notes;

         3.       the Guaranty; and

         4.       the Pledge Agreement.

         The documents described in items 1 through 4 immediately above are referred to herein as the "Loan Documents."

NationsBank, N.A., as Administrative
Agent and Each of the Lenders
July 31, 1998
Page 20




         For purposes of the opinions expressed below, we have assumed that all signatures (other than those of representatives of the Guarantors on the Loan Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals are authentic; that all documents submitted to us as certified copies, telecopies or photocopies conform to the originals of such documents, which themselves are authentic; that the Loan Documents have been duly authorized, executed and delivered by each party thereto other than the Guarantors; that the Loan Documents will be the legal, valid and binding obligations, enforceable in accordance with their terms, of each party thereto; that any natural persons executing any of the Loan Documents have legal capacity; and that all public records reviewed are true and complete. We have further assumed, without investigation, the following matters:

                  (a) that the representations and warranties contained in the Loan Documents pertaining to factual matters are true and correct as set forth therein; and

                  (b) that any certificate, representation or document which we have received from any governmental authority and upon which we have relied and which was given or dated earlier than the date of this letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof.

         With respect to the assumptions set forth hereinabove, we hereby advise you that in the course of our representation, we have not discovered any condition or fact which would make such assumptions unwarranted.

         In addition, for purposes of giving this opinion, we have examined such corporate records of the Guarantors, certificates of public officials, certificates of appropriate officials of the Guarantors, and such other documents, and have made such inquiries, as we have deemed appropriate.

         In basing certain of the opinions expressed below on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Guarantors as aforesaid, no information has come to our attention that has given us conscious awareness that any such opinions are not accurate or that any of the documents, certificates and information on which we have relied in expressing any such opinions are not true and complete in all material respects. The phrase "our knowledge" is limited to the conscious awareness of the lawyers within our firm who have worked on the transactions contemplated by the Loan Documents.

NationsBank, N.A., as Administrative
Agent and Each of the Lenders
July 31, 1998
Page 21



         Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that as of the date hereof:

                  1. The Guarantors are corporations duly incorporated and validly existing under the laws of the State of North Carolina and each such Guarantor has full corporate power to own its assets and conduct the business in which it is now engaged and as expressly contemplated in the Loan Documents and each has corporate power and authority to enter into the Loan Documents to which it is a party and to perform its obligations thereunder.

                  2. Each of the Loan Documents to which a Guarantors is a party has been duly authorized and properly executed and delivered where required by such Guarantor.

                  3. Neither the execution or delivery of, nor performance by any Guarantor of its obligations under, the Loan Documents (a) does or will conflict with, violate or constitute a breach of (i) the charter or bylaws of such Guarantor, (ii) any laws, rules or regulations applicable to such Guarantor, (iii) to our knowledge, and in reliance on the officer's certificate from such Guarantor dated as of the date hereof (the "Officer's Certificate"), any agreement to which such Guarantor is now a party or by which it or its property is bound or (iv) to our knowledge; and in reliance on the Officer's Certificate, any judgment, writ, determination, order, decree or arbitral award to which such Guarantor is a party or by such Guarantor or any of their properties is bound, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, (c) to our knowledge, and in reliance on the Officer's Certificate, requires the prior consent of, notice to, license from or filing with any third party which has not been duly obtained or made on or prior to the date hereof, or (d) to our knowledge, and in reliance on the Officer's Certificate, does or will result in the creation or imposition of any Lien upon or with respect to any of the properties of any Guarantor, except for the Liens in your favor expressly created pursuant to the Loan Documents.

                  4. To our knowledge, there is no pending or threatened, action, suit, investigation or proceeding before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, which calls into question the validity or enforceability of the Loan Documents.

NationsBank, N.A., as Administrative
Agent and Each of the Lenders
July 31, 1998
Page 22



                  5. Assuming (i) attachment of the security interests created in the Collateral (as defined in the Pledge Agreement) by the Pledge Agreement under New York law (the "Security Interests"), and
         (ii) filing in the offices and places in North Carolina as are necessary in order to perfect a security interest in such Collateral, the Pledgor Financing Statements (as defined in the Pledge Agreement) that will be filed in North Carolina are in proper form to perfect the Security Interests covered thereby, to the extent that perfection of a security interest in such Collateral is required to be effected by filing in North Carolina financing statements under the Uniform Commercial Code as in effect in North Carolina (the "UCC").

                  In stating our opinion as to perfection of the Security Interests, we have assumed that (i) the chief executive office (within the meaning of Section 9-103(3) of the UCC) of each of the Guarantors is in Mecklenburg County, North Carolina. In addition, we call to your attention that perfection or nonperfection of the Security Interests may be subject to the following qualifications:

                  (i) in the case of all collateral, we call to your attention that Article 9 of the UCC requires the filing of appropriate continuation statements within the period of six (6) months prior to the expiration of five (5) years from the date of the original filings (and each fifth year thereafter), in order to maintain the effectiveness of the filings referred to in this paragraph;

                  (ii) in the case of property which becomes collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

                  (iii) under Section 9-403(1) of the UCC, a financing statement is "filed" if it is presented to the filing officer together with tender of the requisite filing fee and accepted by the filing officer, whether or not such financing statement is ever properly recorded or indexed of record;

                  ((iv)    the applicable provisions of Section 9-104 of the UCC
         provide that Article 9 of the UCC does not apply to collateral of the types described therein (including, without limitation, deposit accounts);

NationsBank, N.A., as Administrative
Agent and Each of the Lenders
July 31, 1998
Page 23



                  (v) acquiring and enforcing a perfected security interest in proceeds of any collateral may be limited under the circumstances described in Section 9-306 of the UCC;

                  (vi) purchasers of certain collateral may take it free of a perfected security interest under circumstances described in Section 9-307 and 9-308 of the UCC; and

                  (vii) a perfected security interest in after-acquired collateral is subject to the rules contained in Section 9-312 of the UCC.

         We call your attention to the fact that the perfection of the security interests granted by the Pledge Agreement will be terminated (a) as to collateral consisting of accounts, chattel paper, mobile goods or general intangibles (other than uncertificated securities) (as such terms are defined in the UCC), to the extent such perfection is achieved by the filing of financing statements, four (4) months after the chief executive office of the debtor granting such security interests is no longer located in Mecklenburg County, North Carolina, unless new appropriate financing statements are properly filed before the expiration of such four (4) months, (b) as to any collateral consisting of goods (as such term is defined in the UCC) which are subsequently moved to a different jurisdiction, four (4) months after such removal unless such security interest is perfected in such new jurisdiction within the expiration of such four (4) month period, and (c) as to any collateral acquired by such debtor more than four (4) months after such debtor changes its name, identity or corporate structure so as to make the financing statements related thereto seriously misleading, to the extent such perfection is achieved by the filing of financing statements, unless new appropriate financing statements indicating the new name, identity or corporate structure of such debtor are properly filed before the expiration of such four (4) months. The applicable provisions of Section 9-103 of the UCC provide that the laws (including the conflict of laws rules) of the jurisdiction in which the chief executive office of the debtor is located govern the perfection and the effect of perfection of a security interest in accounts, chattel paper (where perfection is effected by filing a financing statement under the UCC), general intangibles (other than uncertificated securities) and mobile goods (as such terms are defined in the
UCC) of such debtor.

         We express no opinion as to the effect of Section 9-311 of the UCC on any provisions of the Loan Documents that limits or prohibits a transfer of the Borrower's rights in any collateral or makes such a transfer a default.

NationsBank, N.A., as Administrative
Agent and Each of the Lenders
July 31, 1998
Page 24



         6. Upon the filing of the Articles of Merger with the North Carolina Secretary of State, the Merger will become effective in accordance with the Merger Agreement and Sections 55-11-05 and 55-11-06 of the North Carolina Business Corporation Act.

         We are licensed to practice law in the State of North Carolina and express no opinion as to any other laws. To the extent that the Loan Documents purports to be governed by the laws of any jurisdiction other than the laws of the State of North Carolina, we have assumed that the laws of such other jurisdiction are identical to the laws of the State of North Carolina.

         This opinion is rendered as of the date hereof and we assume no responsibility to update this opinion letter for any change in applicable law occurring after the date hereof.

         Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.

                                             Very truly yours,

                                             MOORE & VAN ALLEN, PLLC

                                    EXHIBIT A


AHH Management, Inc.

DTO Management, Inc.

HHBF, Inc.

Hospital Management IV, Inc.

MedCath Diagnostics, Inc.

MedCath Heart Network

MedCath Incorporated

MedCath of Arizona, Inc.

MedCath of Arkansas, Inc.

MedCath of Kingman, Inc.

MedCath of Massachusetts, Inc.

MedCath of New Jersey, Inc.

MedCath of Texas, Inc.

NM Hospital Management, Inc.

Southern Arizona Heart, Inc.

                                                  EXHIBIT G-2 FORM OF OPINION OF
                                                      SIMPSON THACHER & BARTLETT

                           SIMPSON THACHER & BARTLETT
             A PARTNERSHIP WHICH INCLUDES PROFESSIONAL CORPORATIONS
                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000
                            FACSIMILE (211) 455-2502
                           TELEX: 129158 July 31, 1998

                                                                  E-MAIL ADDRESS

Nationsbank, N.A., as Administrative
         Agent under the Credit Agreement,
         as hereinafter defined (the "Agent")

Nationsbanc Montgomery Securities LLC, as Syndication Agent under the Credit Agreement, as hereinafter defined (the "Syndication Agent")

         and

The Lenders listed on Schedule I hereto
         which are parties of the Credit Agreement on the date hereof

         RE: Credit Agreement, dated as of July 31, 1998 (the "Credit Agreement") among MedCath Intermediate Holdings, Inc. (the "Company"), the lending institutions identified in the Credit Agreement (the "Lenders"), the Agent and the Syndication Agent

Ladies and Gentlemen:

                  We have represented the Company, the subsidiaries of the Company listed on Schedule II hereto (the "Subsidiary Guarantors"), MedCath Holdings, Inc. (the "Parent"; the Company, the Parent and the Subsidiary Guarantors being referred to herein collectively as the "Credit Parties") in connection with the preparation, execution and delivery of the following documents:

                  A.       the Credit Agreement;

                  B.       the Guaranty (as defined in the Credit Agreement);
                           and

                  C.       the Pledge Agreement (as defined in the Credit
                           Agreement).

The documents described in the foregoing clauses (A) through (C) are collectively referred to herein as the "Credit Documents." Other than as described, we were not involved in the preparation of the Credit Documents. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth

                                                                   July 31, 1998

in the Credit Agreement. This opinion is furnished to you pursuant to Section
3.01 (h)(xi)(B) of the Credit Agreement.

                  In connection with this opinion, we have examined:

                  (A) the Credit Agreement, signed by each Credit Party party thereto and by the Agent and the Lenders; and

                  (B) each other Credit Document, signed by each Credit Party party thereto;

We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Credit Parties. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                  Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

                  1. Each of the Company and the Parent (a) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation,
         (b) has the corporate power and authority to execute and deliver each of the Credit Documents to which it is a party and to borrow, and perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Pledge Agreement and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

                  2. The execution and delivery by each of the Company and the Parent of the Credit Documents to which it is a party, the Company's borrowings in accordance with the terms of the Credit Documents, and performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Pledge Agreement (a) will not result in any violation of the Certificate of Incorporation or By-Laws of such Credit Party and (b) will not breach or result in a default under or result in the creation of any lien upon or

                                                                   July 31, 1998

         security interest in such Credit Party's properties pursuant to the terms of any material agreement or instrument to which such Credit Party is a party.

                  3. The execution and delivery by each Credit Party of the Credit Documents to which it is a party, the Company's borrowings in accordance with the terms of the Credit Documents, and performance of its payment obligations thereunder, assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, will not result in any violation of any Federal or New York statute or the Delaware General Corporation Law or any rule or regulation issued pursuant to any New York or Federal statute or the Delaware General Corporation Law or any order known to us issued by any court or governmental agency or body.

                  4. To our knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending, to which either of the Company or the Parent is a party or to which the business, assets or property of any Credit Party is subject and no such action, suit or proceeding is threatened to which any Credit Party or the business, assets or property of any Credit Party would be subject that in either case questions the validity or enforceability of the Credit Documents.

                  5. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings by any Credit Party in accordance with the terms of the Credit Documents or the performance by the Credit Parties of their respective payment obligations under the Credit Documents.

                  6. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the Lenders parties thereto and assuming that (a) execution, delivery and performance by each Credit Party other than the Company of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States), (b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon such Credit Party, and (c) no Credit Party is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940 (except that we do not make the assumption in the foregoing clause (b) with respect to the agreements and instruments that are the subject of

                                                                   July 31, 1998

         opinion paragraph 2 of this letter, nor do we make the assumption in the foregoing clause (c) with respect to the subject matter of opinion paragraph 8 below), each Credit Document constitutes the valid and legally binding obligation of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms.

                  7. The Pledge Agreement creates in favor of the Agent for the benefit of the Lenders a security interest under the New York UCC in the securities identified on Schedule I to the Pledge Agreement (the "Pledged Securities"). The Agent will have a perfected security interest in such Pledged Securities for the benefit of the Lenders under the New York UCC upon delivery to the Agent for the benefit of the Lenders in the State of New York of the certificates representing such Pledged Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming the Agent and each of the Lenders does not have notice of any adverse claim to such Pledged Securities, the Agent will acquire the security interest in such Pledged Securities for the benefit of the Lenders free of any adverse claim.

                  8. Neither the Company nor the Parent is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

                  Our opinions in paragraphs 6 and 7 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinions in paragraphs 6 and 7 above also are subject to the qualification that certain provisions of the Pledge Agreement, in whole or in part, may not be enforceable, although the inclusion of such provisions does not render the Pledge Agreement invalid, and the Pledge Agreement and the laws of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

                  Our opinion in paragraph 7 is limited to Articles 8 and 9 of the New York UCC, and therefore does not address (i) collateral of a type not subject to Article 8 or 9, as the case may be, of the New York UCC, and (ii) under New York UCC ss. 9-103 what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

                  We express no opinion with respect to:

                                                                   July 31, 1998

                  (A) the effect of ss. 9-306(2) of the New York UCC with respect to any proceeds of Collateral (as such term is defined in the Pledge Agreement) that are not identifiable;

                  (B) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

                  (C) the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

                  (D) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

                  (E) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

                  (F) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

                  (G) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

                  (H) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

                  We are licensed to practice law in the State of New York and certain members are licensed to practice law in other states, but we do not express any opinion

                                                                   July 31, 1998

herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

                  This opinion letter is rendered to you in connection with the above Credit Documents. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent, except that our opinion may be furnished (but not relied upon by such other person, firm or corporation) without our prior written consent: (i) in connection with any proceedings relating to the Credit Agreement or any other Loan Document (as defined therein) or the enforcement thereof; (ii) to accountants and counsel for any Lender or any agent on the basis that they make no further disclosure; (iii) to bank and insurance company examiners; (iv) pursuant to judicial process or government order or requirement; and (v) to prospective and actual assignees of, and participants in the interests of, any Lender in the Loans and Commitments and their respective accountants and counsel on the basis that they make no further disclosure.

                                             Very truly yours,

                                             SIMPSON THACHER & BARTLETT

                                                                   July 31, 1998

                                                                      SCHEDULE I

                                   THE LENDERS

NationsBank, N.A.
Centura Bank
Bankers Trust Company
Creditanstalt Corporate Finance, Inc.
Rabobank Nederland
The Fuji Bank, Limited Atlanta Agency

                                                                   July 31, 1998

                                                                     SCHEDULE II

                                THE SUBSIDIARIES

AHH Management, Inc.
Arizona Cardiovascular Alliance, Inc.
DTO Management, Inc.
HHBF, Inc.
Hospital Management IV, Inc.
MedCath Diagnostics, Inc.
MedCath Finance Company
MedCath Heart Network, Inc.
MedCath Incorporated
MedCath Managed Care, Inc.
MedCath of Arizona, Inc.
MedCath of Arkansas, Inc.
MedCath of Kingman, Inc.
MedCath of Massachusetts, Inc.
MedCath of New Jersey, Inc.
MedCath of Texas, Inc.
MedCath Physician Management, Inc.
MedCath Physician Management of Virginia, Inc.
NM Hospital Management, Inc.
PhysMed Management Services, Inc.
Southern Arizona Heart, Inc.
Venture Holdings, Inc.
VHIT, Inc.

                                                                         EXHIBIT G-3 FORM OF OPINION OF
                                                                                  MARISCAL, WEEKS ET AL

Richard A. Friedlander        Gerald Gaffaney                                     LAW OFFICES
William Novotny               Michael S. Rubin
Gary L. Birnbaum              Robert A. Shull             MARISCAL, WEEKS, MCINTYRE & FRIEDLANDER, P.A.
Peter A. Winkler              Robert V. Kerrick
Michael R. Scheurich          Fred C. Fathe                             2901 NORTH CENTRAL AVENUE
Les Raatz                     Andrew L. Pringle                                     SUITE 200
Brian M. Mueller              Anne L. Tiffen
P. Bruce Converse             Terry L. Tedesco                              PHOENIX ARIZONA  85012-2705
James T. Braselton            Leonce A. Richard
Scott A Holcomb               David J. Quimette                                TELEPHONE (602) 285-5000
D. Samuel Coffman             Kenneth A. Hodson                                FACSIMILE (602) 285-5100
Michael D. Hool               Robert L. Schwartz
David I. Thompson             Steven D. Wolfson                                    WRITER'S DIRECT LINE
Scot L. Claus                 David Rodgers                                                    285-5032
Dana M. Levy                  Ethan E. Frey                                           OUR CLIENT NUMBER
Claudia D. Work               Cathy L. Knapp                                                     9540-2

               Phillip Weeks
                  of Counsel
                                  July 31, 1998

NationsBank, N.A. as Administrative
  Agent and Collateral Agent and
  Each of the Lenders Party to the
  Loan Referenced Below
NationsBank Corporate Center
Charlotte, North Carolina 28255-0065

         RE: $100,000,000.00 CREDIT AGREEMENT (HEREIN SO CALLED) AMONG MEDCATH INTERMEDIATE HOLDINGS, INC. ("BORROWER"), THE INITIAL LENDERS AND INITIAL ISSUING BANK NAMED THEREIN ("INITIAL LENDERS AND INITIAL ISSUING BANK"), NATIONSBANK, N.A. ("ADMINISTRATIVE AGENT AND COLLATERAL AGENT") AND NATIONSBANC MONTGOMERY SECURITIES LLC ("ARRANGER AND SYNDICATION AGENT")

Ladies and Gentlemen:

         We are acting as special Arizona counsel to the entities listed on Exhibit A (collectively, the "Guarantors"; each a "Guarantor") in connection with the Credit Agreement of even date with this letter among you, the Initial Lenders and Initial Issuing Bank, the Arranger and Syndication Agent and Borrower and the Guarantors' Documents (as defined below).

                  This opinion is being delivered in accordance with the conditions set forth in Section 3.01(h)(xi)(c) of the Credit Agreement. All capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Credit Agreement.

         As special Arizona counsel, we have reviewed telecopies of the following documents, all dated July 31, 1998:

                  1. The Guaranty and executed by the Guarantors and the other Initial Guarantors;

                  2. the Pledge Agreement (herein so called) executed by Guarantors; and

                  3. the two (2) Financing Forms - UCC-I's, one (1) executed by Medcath Finance Company and one (1) executed by Medcath Physicians Management, Inc. (collectively, the "Pledgor Financing Statements").

The documents described in items 1, 2 and 3 above shall sometimes be referred to collectively as the "Guarantors' Documents."

                  In addition to the executed Guarantors' Documents, we have reviewed telecopies of the following:

                  A.       Arizona Cardiovascular Alliance, Inc.:

                           1. Certificate of Good Standing issued by the Arizona Corporation Commission ("ACC") and dated July 16, 1998;

                           2. Articles of Incorporation, dated May 6, 1998 and filed with the ACC on May 22, 1998;

                           3.       Amended and Restated Bylaws (undated); and

                           4. Resolutions For Approval By Subsidiary Directors Acting By Written Consent.

                  B.       Medcath Finance Company:

                           1. Certificate of Good Standing issued by the ACC and dated July 16, 1998;

                           2. Articles of Incorporation, dated August 29, 1997 and filed with the ACC on September 4, 1997;

                           3. Bylaws, dated effective as of September 4, 1997; and

                           4. Resolutions For Approval By Subsidiary Directors Acting By Written Consent.

                  C.       VHIT, Inc.:

                           1. Certificate of Good Standing, issued by the ACC and dated July 16, 1998;

                           2. Articles of Incorporation, dated August 29, 1997 and filed with the ACC on September 4, 1997;

                           3. Bylaws, dated effective as of September 4, 1997; and

                           4. Resolutions For Approval By Subsidiary Directors Acting By Written Consent.

                  D.       Venture Holdings, Inc.:

                           1. Certificate of Good Standing, issued by the ACC and dated July 16, 1998;

                           2. Articles of Incorporation, dated and filed with the ACC on February 20, 1996;

                           3.       Bylaws, dated as of February 20, 1996; and

                           4. Resolutions For Approval By Subsidiary Directors Acting By Written Consent.

                  E.       Medcath Physician Management, Inc.

                           1. Certificate of Good Standing issued by the ACC and dated June 16, 1998;

                           2.       Amended and Restated Articles of
                                    Incorporation dated September 29, 1997 and filed with the ACC on September 30, 1997;

                           3.       Amended and Restated Bylaws (undated); and

                           4. Resolutions for Approval by Subsidiary Directors Acting By Written Consent.

                  F.       PhysMed Management Services, Inc.

                           1. Certificate of Good Standing issued by the ACC and dated June 16, 1998;

                           2. Articles of Incorporation of Larry D. Schwartz, Ltd. dated May 11, 1992 and fled with the ACC on May 21, 1992;

                           3. Amended Articles of Incorporation (changing name to PhysMed) dated and filed with the ACC on September 30, 1997;

                           4.       Bylaws (undated); and

                           5. Resolutions For Approval By Subsidiary Directors Acting By Written Consent.

                  G.       The Credit Agreement.

The documents described in items A through F, inclusive, above shall sometimes be referred to collectively as the "Constituent Documents." The documents described in items A(4), B(4), C(4), D(4), E(4) and F(5) above shall sometimes be referred to collectively as the "Resolutions". We have also conducted such other inquiries and examinations as we deem necessary and appropriate for rendering the opinions.

                  In rendering the opinions expressed below, we have assumed, without investigation, the following:

                  a. The genuineness of all signatures not witnessed, the authenticity of all documents submitted as originals, the conformity to authentic originals of all documents submitted as certified copies, telecopies or photocopies, and the accuracy of all copies of public records received and reviewed;

                  b. The legal capacity of all natural persons executing the Guarantors' Documents;

                  c. Each natural person executing the Resolution for a Guarantor is a duly elected director of such Guarantor, such directors constitute the quorom necessary to authorize action by such Guarantor, and the officers authorized by such Guarantors to act on behalf of such Guarantor have been duly appointed;

                  d. The Credit Agreement and the Loan Documents have been duly authorized, executed and delivered by each party thereto (other than Guarantors);

                  e. The Credit Agreement and the Loan Documents are legal, valid and binding obligations, enforceable in accordance with their terms, of each party thereto;

                  f. The parties to the Credit Agreement will receive no interest, charges, fees, or other benefits or compensation in the nature of interest in connection with the transactions that are the subject of the Credit Agreement (the "Transactions") other than those which have been agreed to in writing to be paid in the Credit Agreement;

                  g. The Credit Agreement and the Loan Documents accurately describe and contain the mutual understanding of the parties to the Transactions and there axe no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Loan Documents;

                  h. The representations and warranties contained in the Guarantors' Documents pertaining to factual matters are true and correct as set forth in this letter;

                  i. Any certificate, representation or document which we have received from any governmental authority and upon which we have relied and which was given or dated earlier than the date of this letter continues to remain accurate, insofar as relevant to the opinions contained in this letter, from such earlier date through and including the date of this letter;

                  j. Each Guarantor owns all of the property, assets and rights purported to be owned by it;

                  k. The applicable Guarantors' Documents, immediately after delivery, will be properly filed or recorded in the appropriate governmental offices;

                  l. The result of the application of New York law will not be contrary to a fundamental policy of the law of any other state with which the parties may have contact in connection with the Transactions, including Arizona;

                  m. No fraud has occurred in connection with the Transactions;

                  n. Any statute enacted by the legislature, and any rule or regulations issued by an official administrative entity, that is applicable to the Transactions, is constitutional, valid and enforceable;

                  o. Each Guarantor has received sufficient consideration to render the Guarantors' Documents to which it is a party enforceable; and

                  p. There is no financial relationship created as a result of the Transaction between an entity providing "designated health care services" (as such term is defined in the so-called "Stark" laws and regulations) and a physician (or an immediate family member of such physician) who makes referrals to such entity.

                  In basing certain of the opinions expressed below on "our knowledge," the words "our knowledge" signify that, in the course of our representation of Guarantors as set forth above, and without our investigation of any records or review of any documents except the Loan Documents, the Constituent Documents and the Credit Agreement, no information has come to our attention that has given us conscious awareness that any such opinions are not accurate or that any of the documents, certificates and information on which we have relied in expressing any such opinions are not true and complete in all material respects. The phrase "our knowledge" is limited to the conscious awareness of the lawyers within our firm who have worked on the Transactions and does not include constructive knowledge or inquiry knowledge. In rendering the opinions in this letter regarding litigation and similar proceedings, we have not reviewed any court records or documentation.

         With respect to the assumptions set forth in this letter, we have not discovered any condition or fact which would make such assumptions unwarranted. Whenever we have stated in this letter that we have made any assumptions as to factual matters, such assumption has been made without independent investigation or verification.

                  The opinions set forth below are subject to the following qualifications and limitations:

                  (i) The enforceability of the Guarantors' Documents may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally;

                  (ii) The enforceability of the Guarantors' Documents is subject to general principles of equity; and

                  (iii) The enforceability of the Guarantors' Documents is further subject to the qualification that certain waivers, procedures, remedies, choice of law, consent to jurisdiction and other provisions of the Guarantors' Documents may be unenforceable under or limited by the law of the State of Arizona.

                  Based upon, and subject to, the assumptions and the qualifications set forth in this letter, we are of the opinion that, as of the date of this letter:

                  (1) Each Guarantor is a corporation validly existing under the laws of the State of Arizona and each Guarantor has the requisite corporate power to: (i) own its assets; (ii) to carry out its business as such business is currently being conducted; and (iii) to execute and deliver, and to perform its obligations under, the Guarantors' Documents to which it is a party.

                  (2) The execution and delivery by each Guarantor of the Guarantors' Documents to which it is a party have been duly authorized by all requisite corporate action on the part of such Guarantor and such Loan Documents have been duly executed by such Guarantor.

                  (3) Neither the execution or delivery of any Guarantor of, nor performance by any Guarantor of its obligations under, the Guarantors' Documents to which it is a party: (a) does or will conflict with, violate or constitute a breach of: (i) based solely on the Constituent Documents, the articles of incorporation or bylaws of such Guarantor; (ii) any Applicable Law (as defined below) affecting such Guarantor; (iii) based solely upon our knowledge, any agreement to which such Guarantor is now a party or by which such Guarantor or its property is bound; or (iv) based solely upon our knowledge, any judgment, writ, determination, order, decree or arbitral award to which such Guarantor is a party or by which such Guarantor is bound; (b) requires the prior consent of, notice to, license from or filing with any federal, state or local governmental authority which has not been duly obtained or made on or prior to the date of this letter; (c) based solely upon our knowledge, requires the prior consent of, notice to, license from or filing with any third party which has not been duly obtained or made on or prior to the date of this letter; or (d) based solely upon our knowledge, does or will result in the creation or imposition of any Lien upon or with respect to any of the properties of any Guarantor, except for the Liens created pursuant to the Guarantors' Documents.

                  (4) Based solely upon our knowledge, there is no material pending or overtly threatened action, suit, investigation or proceeding before or by any court or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority which calls into question the validity or enforceability of the Guarantors' Documents.

                  (5) The Pledgor Financing Statements are in proper form to perfect the Security Interests (as defined below) covered thereby, but only to the extent that perfection of a security interest in such Collateral (as defined in the Pledge Agreement) is required to or may be effected by filing in Arizona financing statements under the Uniform Commercial Code as in effect in Arizona on the date of this letter (the "UCC"). The opinion in the immediately preceding opinion is based on the following assumptions: (i) attachment of the security interests created in the Collateral by the Pledge Agreement under New York law (the "Security Interests"); (ii) filing and recording in the appropriate governmental offices necessary in order to perfect a security interest in such Collateral; and (iii) the chief executive office (within the meaning of Section 47-9103(C) of the UCC) of each of the Guarantors is in Maricopa County, Arizona. We offer no opinion as to whether, under the circumstances, the filing of the Pledgor Financing Statements is legally sufficient to perfect a security interest in each item of Collateral. We call to your attention that perfection or nonperfection of the Security Interests may be subject to the following qualifications:

                  (a) in the case of all collateral, Article 9 of the UCC requires the filing of appropriate continuation statements within the period of six (6) months prior to the expiration of six (6) years from the date of the original filings

                           (and each sixth year thereafter), in order to maintain the effectiveness of the filings referred to in this paragraph;

                  (b) in the case of property which becomes collateral after the date of filing, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

                  (c) under Section 47-9403(A) of the UCC, a financing statement is "filed" if it is presented to the filing officer together with tender of the requisite filing fee or accepted by the filing officer, whether or not such financing statement is ever properly recorded or indexed of record;

                  (d) the applicable provisions of Section 47-9104 of the UCC provide that Article 9 of the UCC does not apply to collateral of the types described in such Section (including, without limitation, deposit accounts);

                  (e) acquiring and enforcing a perfected security interest in proceeds of any collateral may be limited under the circumstances described in Section 47-9306 of the UCC;

                  (f) purchasers of certain collateral may take it free of a perfected security interest under circumstances described in Sections 47-9307 and 47-9308 of the UCC;

                  (g) a perfected security interest in after-acquired collateral is subject to the rules contained in
                           Section 9-312 of the UCC;

                  (h) the perfection of the security interests granted by the Pledge Agreement will be terminated: (i) as to collateral consisting of accounts, chattel paper, mobile goods or general intangibles (other than uncertificated securities) (as such terms are defined in the

                           UCC), to the extent such perfection is achieved by the filing of financing statements, four (4) months after the chief executive office of the debtor granting such security interests is no longer located in Maricopa County, Arizona, unless new appropriate financing statements are properly filed before the expiration of such four (4) months; (ii) as to any collateral consisting of goods (as such term is defined in the UCC) which are subsequently moved to a differ jurisdiction, four (4) months after such removal unless such security interest is perfected in such new jurisdiction within such four (4) month period; and (iii) as to any collateral acquired by such debtor more than four (4) months after such debtor changes its name, identity or corporate structure so as to make the financing statements related thereto seriously misleading, to the extent such perfection is achieved by the filing of financing statements, unless new appropriate financing statements indicating the new name, identity or corporate structure of such debtor are properly filed before the expiration of such four (4) months. The applicable provisions of Section 47-9103 of the UCC provide that the laws (including the conflict of laws rules) of the jurisdiction in which the chief executive office of the debtor is located govern the perfection and the effect of perfection of a security interest in accounts, chattel paper (where perfection is effected by filing a financing statement under the UCC), general intangibles (other than uncertificated securities) and mobile goods (as such terms are defined in the UCC) of such debtor. We express no opinion as to the effect of Section 47-9311 of the UCC on any provisions of the Guarantors' Documents that limits or prohibits a transfer of the Borrower's rights in any collateral or makes such a transfer a default and our opinion is limited to collateral in which a security interest may be granted pursuant to Article 9 of the UCC.

                  We are qualified to practice law in the State of Arizona, and we do not purport to be experts on, or to express any opinion concerning, any law other than the law of the State of Arizona and applicable federal law ("Applicable Law"). To the extent that the Guarantors' Documents purport to be governed by the Laws of any jurisdiction other than the State of Arizona, we have assumed that the laws of such other jurisdiction are identical to the laws of the State of Arizona. Our engagement did not extend to, and we render no opinion about, any federal or state tax, securities, environmental, public health or labor laws or rules, zoning matters or applicable building codes or ordinances or the effects of any such matters, if any, on the opinions expressed in this letter.

                  The opinions expressed in this letter are based upon the law in effect on the date of this letter, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. Furthermore, each opinion expressed in this letter deals with the specific legal issues it explicitly addresses. Accordingly, each expressed opinion concerning a particular legal issue does not address any other matters and does not include any implied opinion.

         This opinion incorporates by reference, and is to be interpreted in accordance with, the Report of the State Bar of Arizona Corporate, Banking and Business Law, Section Subcommittee on Rendering Legal Opinions, dated February 1, 1989.

                  This opinion is furnished to Lender solely for the benefit of the addressees of this letter, any successor and assignee of any addressee, including successive assignees, and any person who shall acquire a participation interest in any Lender (collectively, the "Reliance Parties"), and only with respect to the Transactions. Accordingly, it may not be relied upon by any other person or entity without, in each instance, our prior written consent. Without limiting the generality of the foregoing, the opinion shall not be quoted or otherwise included, summarized or referred to in any publication or documents, in whole or in part, for any purposes whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.

                                       Very truly yours,


                                       MARISCAL, WEEKS, MCINTYRE &
                                         FRIEDLANDER, P.A.

                                  EXHIBIT A TO
                                 OPINION LETTER

1.       Arizona Cardiovascular Alliance, Inc.

2.       Medcath Finance Company

3.       VHIT, Inc.

4.       Venture Holdings, Inc.

5.       Medcath Physician Management, Inc.

6.       PhysMed Management Services, Inc.

                                                                       EXHIBIT H

                          FORM OF SOLVENCY CERTIFICATE

         [Name of Loan Party], a [State of Incorporation] corporation (the "[Company] [Borrower]"), hereby certifies that the person executing this Solvency Certificate, [Officer's Name] is a [Title] of the [Company][Borrower] and that such officer is duly authorized to execute this Solvency Certificate, which is hereby delivered on behalf of the [Company] [Borrower] pursuant to
Section 3.01(h)(x) of the Credit Agreement dated as of July 31, 1998 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), among [MedCath Intermediate Holdings, Inc., a Delaware corporation (the "Borrower")][the Borrower], the Lender Parties thereto, NationsBank, N.A., as Administrative Agent and NationsBanc Montgomery Securities LLC, as arranger and syndication agent for the Lender Parties.

         The [Company][Borrower] further certifies that such officer is generally familiar with the properties, businesses and assets of the [Company][Borrower] and its Subsidiaries and has carefully reviewed the Loan Documents, the Related Documents and the contents of this Solvency Certificate and in connection herewith, has reviewed such other documentation and information and has made such investigation and inquiries as the [Company][Borrower] and such officer deem necessary and prudent therefor. The [Company] [Borrower] further certifies that the financial information and assumptions that underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

         [On the date hereof, the Borrower intends to borrow up to $100,000,000 under the Credit Agreement. The Lender Parties have agreed to lend from time to time to the Borrower and issue Letters of Credit for the account of the Borrower on the terms and conditions set forth in the Credit Agreement to provide working capital for the Borrower and its Subsidiaries.]

         To secure, among other things, the payment of the Obligations of the Borrower under the Loan Documents, the [Company][Borrower] is [guaranteeing the obligations of the Borrower under the Loan Documents] [and pledging the capital stock of [the Borrower][certain of its Subsidiaries] pursuant to the Collateral Documents].

         The [Company][Borrower] understands that the Administrative Agent, the Lender Parties and the Issuing Bank are relying on the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated the Loan Documents.

         The [Company] [Borrower] hereby further certifies that:

         1. The [Company][Borrower] has reviewed MedCath Incorporated's ("MedCath") projected balance sheet and the related income statement and statement of cash flows and MedCath's projected Consolidated balance sheet and MedCath's and its Subsidiaries' related income statement and statement of cash flows in each case prepared by its management, including projected Consolidated financial statements and forecasts relating to income statements of MedCath on an annual basis for the fiscal years of MedCath ending on or about September 30, 1998 through [September 30, 2005] (collectively, the "Projected Financial Statements"), which were prepared on the basis of the estimates and assumptions stated therein, a copy of which Projected Financial Statements] were prepared in good faith and represent the Borrower's reasonable estimate of its future financial performance and are reasonable in light of the business conditions existing on the date hereof. On the date hereof, after giving effect to the consummation of the Merger and the other transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the fair value of the property of the [Company][Borrower] is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the [Company][Borrower].

         2. On the date hereof, after giving effect to the consummation of the Merger and the other transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the present fair saleable value of the assets of the [Company] [Borrower] exceeds the amount that will be required to pay the probable liabilities of the [Company][Borrower] on its debts as they become absolute and matured.

         3. On the date hereof, after giving effect to the consummation of the Merger and the other transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the [Company][Borrower] is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which its property would constitute unreasonably small capital giving due consideration to the prevailing practice in the industry in which it is engaged).

         4. The [Company][Borrower] does not intend or believe that it will incur debts and liabilities that will be beyond its ability to pay as such debts or liabilities mature.

         5. The [Company][Borrower] does not intend, in consummating the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the [Company][Borrower] is or will become on or after the date hereof, indebted.

         6. In reaching the conclusions set forth in this Solvency Certificate, the [Company] [Borrower] has considered, among other things:

                  (a) the cash and other current assets of MedCath reflected in the March 31, 1998 unaudited Consolidated balance sheet of Medcath and its Consolidated Subsidiaries;

                  (b)      all contingent liabilities of the
         [Company][Borrower], including without limitation, any claims arising out of, pending or, to the best knowledge of the undersigned, threatened litigation against the [Company][Borrower], and in so doing, the [Company][Borrower] has computed the amount of each such contingent liability as the amount that, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

                  (c)      all obligations and liabilities of the
         [Company][Borrower], whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, among other things, claims arising out of, pending, or to the best knowledge of the undersigned, threatened litigation against the [Company][Borrower];

                  [(d)     historical and anticipated growth in the sales volume
         of [the Company] [MedCath] and in the income stream generated by [the Company][MedCath] as reflected in, among other things, the cash flow statement delivered to as part of the Projected Financial Statements;]

                  (e) the customary terms of the trade payables of [the Company] [MedCath];

                  (f) the amount of the credit extended by and to customers of [the Company] [MedCath];

                  (g) the level of capital customarily maintained by [the Company][MedCath] and other entities engaged in the same or similar business as the business of [the Company][MedCath]; and

                  (h)      the Projected Financial Statements.

         Delivery of an executed counterpart of a signature page to this Solvency Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

         IN WITNESS WHEREOF, the chief financial officer has executed this Solvency Certificate in his corporate capacity and on behalf of the [Company][MedCath] this 31st day of July, 1998.

                                    [NAME OF LOAN PARTY]


                                    By
                                      ---------------------------------
                                    Name:
                                    Title:

Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

                  (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent, in each case, such claim, damage, loss, liability or expense (i) results from such Indemnified Party's gross negligence or willful misconduct or
(ii) arises from disputes among the Agents and/or the Lender Parties. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. It is understood that this subsection (b) does not preclude the Borrower from making any claim for breach of this Agreement against any Lender.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09, acceleration of the maturity of the Working Capital Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender Party

(with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Working Capital Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Working Capital Note or Working Capital Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Working Capital Note or Working Capital Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may, with the consent of the Administrative Agent, and, so long as no Event of Default has occurred and is continuing, with the consent of the Borrower (in each case, such consent not to be unreasonably withheld), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Working Capital Note or Working Capital Notes held by it); provided, however, that no consent by the Borrower or the Administrative Agent shall be required for an assignment to any Person who is an Affiliate of such Lender; provided further that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or integral multiples of $1,000,000 in excess thereof), (iii) each such assignment shall be to an Eligible Assignee, and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Working Capital Note or Working Capital Notes subject to such assignment and, other than in the case of an assignment to an Affiliate of such Lender, a processing and recordation fee of $3,500.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent, acting for this purpose
(but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Working Capital Note or Working Capital Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Working Capital Note or Working Capital Notes a new Working Capital Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Working Capital Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Working Capital Note or Working Capital Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Working Capital Note or Working Capital Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

                  (f) The Issuing Bank may, with the consent of the Administrative Agent, and, so long as no Event of Default shall have occurred and be continuing, with the consent of the Borrower (such consent not to be unreasonably withheld), assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                  (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Working Capital Note or Working Capital Notes (if any) held by it); provided, however, that (i) such Lender Party's rights and obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Working Capital Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement,
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest (other than increased interest following Default pursuant to Section 2.07(b) on, the Working Capital Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any Termination Date, or date fixed for payment of interest on, the Working Capital Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral, and (vi) the Borrower shall not be subject to any increased liability to any Lender Party pursuant to this Agreement by virtue of such participation.

                  (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Working Capital Note or Working Capital Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. Replacements of Lenders Under Certain Circumstances. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10 or 2.12, (b) is affected in the manner described in Section 2.10(d) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Advances and other amounts (other than any disputed amounts), pursuant to Section 2.10 or 2.12, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
8.07 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender Party shall have against the replaced Lender.

                  SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.10. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 8.11. Confidentiality. The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Lender's evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement ("Confidential Information"), in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating such Lender Party or the Administrative Agent.

                  SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address specified in Section 8.02 and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.13. Governing Law. This Agreement and the Working Capital Notes shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

                  SECTION 8.14. Waiver of Jury Trial. Each of the Borrower, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         MEDCATH INTERMEDIATE HOLDINGS, INC.


                                         By  /s/ Richard J. Post
                                            -----------------------------------
                                             Name: Richard J. Post
                                             Title: Chief Financial Officer

                                         NATIONSBANK, N.A., as Administrative
                                         Agent and as Collateral Agent


                                         By  /s/ Charles R. Dickerson
                                            -----------------------------------
                                             Name: Charles R. Dickerson
                                             Title: Senior Vice President

                                         NATIONSBANC MONTGOMERY
                                             SECURITIES LLC, as Arranger and
                                             Syndication Agent


                                         By   /s/ Bradford D. Jones
                                            -----------------------------------
                                             Name: Bradford D. Jones
                                             Title: Sr. Managing Director

                                         INITIAL LENDERS

                                         NATIONSBANK, N.A.


                                         By   /s/ Charles R. Dickerson
                                            -----------------------------------
                                             Name: Charles R. Dickerson
                                             Title: Senior Vice President


                                         CENTURABANK


                                         By   /s/ Gregory S. Greer
                                            -----------------------------------
                                             Name: Gregory S. Greer
                                             Title: Corporate Banking Officer


                                         BANKERS TRUST COMPANY


                                         By   /s/ Mary Jo Jolly
                                            -----------------------------------
                                             Name: Mary Jo Jolly
                                             Title: Assistant Vice President

                                         CREDITANSTALT CORPORATE FINANCE, INC.


                                         By   /s/ Robert M. Biringer
                                            -----------------------------------
                                             Name: Robert M. Biringer
                                             Title: Executive Vice President


                                         By   /s/ John G. Taylor
                                            -----------------------------------
                                             Name: John G. Taylor
                                             Title: Senior Associate

                                         COOPERATIEVE CENTRALE
                                         RAIFFEISEN-BOERENLEENBANK BA
                                         "RABOBANK NEDERLAND",
                                         NEW YORK BRANCH


                                         By   /s/ Terrell Boyle
                                            -----------------------------------
                                             Name: Terrell Boyle
                                             Title: Vice President


                                         By   /s/ Barbara A. Hyland
                                            -----------------------------------
                                             Name: Barbara A. Hyland
                                             Title: Senior Vice President


                                         THE FUJI BANK, LIMITED,
                                         NEW YORK BRANCH


                                         By   /s/ Raymond Ventura
                                            -----------------------------------
                                             Name: Raymond Ventura
                                             Title: Vice President and Manager